EXHIBIT 4.4

AVON PERSONAL SAVINGS ACCOUNT PLAN

AVON PERSONAL SAVINGS ACCOUNT PLAN

AVON PERSONAL SAVINGS ACCOUNT PLAN

THIS INDENTURE made on the 28 day of December, 2002 by Avon Products, Inc. (the “Primary Sponsor’), a corporation duly organized and existing under the laws of the State of New York.

INTRODUCTION

The Primary Sponsor maintains the Avon Employees’ Savings and Stock Ownership Plan (the “Plan”) which was last amended and restated by an indenture dated June 11, 1998. The Plan has been amended several times since its previous restatement to make certain administrative changes and to comply with various legislative changes and regulations and rulings issued by government agencies thereon and for other reasons. The Primary Sponsor now wishes to amend and restate the Plan primarily to comply with and make changes permitted by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This amendment and restatement is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and any guidance issued thereunder.

The amended and restated Plan is intended to be a profit sharing plan within the meaning of Treasury Regulations Section 1.401-1(b)(1)(ii) containing a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code of 1986, as amended, and an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code. The provisions of the Plan are effective with respect to Participants who perform an Hour of Service (as defined in the Plan) in plan years beginning on and after January 1, 2002.

AMENDMENT AND RESTATEMENT

NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan generally effective as of January 1, 2002, to read as follows:

SECTION 1

DEFINITIONS

Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below:

1.1 “Account” means the accounts and subaccounts established and maintained by the Plan Administrator. In addition to any other accounts as the Plan Administrator may establish and maintain, the Plan Administrator shall establish and maintain separate accounts and subaccounts (each of which shall be adjusted pursuant to the Plan to reflect income, gains, losses and other credits or charges attributable thereto) to be designated as follows:

(a) “After-Tax Participant Account” which shall reflect an Eligible Participant’s interest in After-Tax Participant Contributions made pursuant to Plan Section 3.2. For purpose of Plan Section 7, a Participant’s After-Tax Participant Account shall be divided into two subaccounts, a Participant’s “After-Tax Participant Basic Subaccount,” consisting of those After-Tax Participant Contributions that constitute Basic Contributions, and a Participant’s “After-Tax Participant Supplemental Subaccount,” consisting of those After-Tax Participant Contributions that do not constitute Basic Contributions.

(b) “Before-Tax Participant Account” which shall reflect an Eligible Participant’s interest in Before-Tax Participant Contributions made pursuant to Plan Section 3.1.

(c) “ESOP Company Account” which shall reflect a Participant’s interest in contributions made by a Plan Sponsor pursuant to Plan Section 3.5.

(d) “Personal Savings Account Matching Account” which shall reflect an Eligible Participant’s interest in Plan Sponsor Matching Contributions made by a Plan Sponsor on or after January 1, 2003 pursuant to Plan Section 3.3.

(e) “Post-1991 Matching Account” which shall reflect an Eligible Participant’s interest in contributions made by a Plan Sponsor to the Fund pursuant to Plan Section 3.3 on or after January 1, 1992 and prior to January 1, 2003.

(f) “Pre-1992 Company Matching Account” which shall reflect an Eligible Participant’s interest in Plan Sponsor matching contributions made by a Plan Sponsor under the Avon Employees’ Savings Plan (the “Savings Plan”) prior to January 1, 1992.

(g) “Rollover Account” which shall reflect an Eligible Participant’s interest in Rollover Amounts.

Notwithstanding the foregoing, the Plan shall separately account for any Rollover Amounts that are not includable in gross income of the Participant (determined without regard to the rollover) and are transferred to the Plan in a direct trustee-to-trustee transfer, and earnings and losses thereon.

(h) “Stock Grant Program Account” which shall reflect the interest of a Participant in the part of the Fund attributable to the Stock Grant Program

(i) “Unallocated Company Contribution Account” which shall consist of Company Stock and any other assets of the Fund which have been contributed by the Plan Sponsor to the Fund under Plan Section 3.5 during a Plan Year prior to the last day of the Plan Year, which Company Stock and other assets have not been allocated to the ESOP Company Accounts of Participants.

(j) “Loan Suspense Account” which shall consist of Company Stock acquired by the Fund with the proceeds of an Acquisition Loan, which Company Stock has not been allocated to the Accounts of Participants.

(k) “Company Stock Subaccount” which shall mean the subaccount within each Account under the ESOP invested in Company Stock. A Company Stock Subaccount shall be expressed in terms of whole or any fractional share or right to a fractional share of Company Stock, and shall be adjusted pursuant to the Plan to reflect any change in the number of shares of Company Stock attributable to the Company Stock Subaccount.

(l) “Other Investment Subaccount” which shall mean the subaccount within each Account under the ESOP invested in other than Company Stock.

In addition, the Plan Administrator shall allocate the interest of a Participant in any funds transferred to the Plan in a trust-to-trust transfer (other than Rollover Amounts) or pursuant to the merger of another tax-qualified retirement plan with the Plan among the Participant’s Accounts as the Plan Administrator determines best reflects the interest of the Participant.

A Participant’s “ESOP Matching Account” shall refer to a Participant’s Post-1991 Matching Account and Personal Savings Account Matching Account, as applicable.

1.2 “Acquisition Loan” means a loan (or other extension of credit) made to the ESOP by or subject to Guarantee by a person described in Code Section 4975(e)(2), including a direct loan of cash, a purchase-money transaction, and an assumption of an obligation of the ESOP, used by the Trustee to finance the acquisition of Company Stock or to repay any Acquisition Loan, as further set forth in Plan Section 4.3.

1.3 “Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing, for purposes of applying the limitations set forth in Appendix A and for purposes of determining Annual Compensation under Appendix A, the references to Code Section 414(b) and (c) above shall be modified by Code Section 415(h).

1.4 “After-Tax Participant Contribution” means that portion of the Participant Contribution made on behalf of an Eligible Participant pursuant to Plan Section 3.2.

1.5 “Annual Compensation” means the wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source) paid to an Employee by a Plan Sponsor (and Affiliates for purposes of Appendices A and C) during a Plan Year (but without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, such as the exception for agricultural labor in Code Section 3401 (a)(2)), to the extent not in excess of the Annual Compensation Limit for all purposes under the Plan except determining Key Employees. Notwithstanding the above, Annual Compensation shall be determined as follows:

(a) in determining the amount of contributions made by or on behalf of an Employee under Plan Sections 3.1, 3.2 and 3.3 and allocations thereof under Plan Section 4, and for purposes of applying the provisions of Appendix C hereto for such Plan Years as the Secretary of the Treasury my allow, Annual Compensation shall only include the total pay paid to an Employee for the portion of the Plan Year during which the Employee was a Participant;

(b) in determining the amount of contributions made on behalf of an Employee under Plan Section 3 and allocations thereof under Plan Section 4, Annual Compensation includes sick pay, vacation pay and pay for personal days, holidays, shift differential and Before-Tax Participant Contributions under the Plan or before-tax contributions under any other plan sponsored by the Plan Sponsor and shall also include lump-sum awards, variable pay sales incentive bonuses, VIP payments under the Variable Incentive Program, overtime and commissions, and premium pay on and after January 1, 2002, but shall not include severance (prior to April 1, 1998), lump sum awards or other forms of extraordinary remuneration, deferred compensation, other distributions which receive special tax treatment, end of the year bonuses under the Management Incentive Plan and awards under the U.S. incentive Plan and any other bonuses;

(c) if, with respect to a Plan Year, the “Compensation Percentage,” as defined below, for Highly Compensated Employees is greater than the Compensation Percentage for non-Highly Compensated Employees by more than a de minimis amount, then Subsection (b) of this Section shall not apply for purposes of Plan Sections 3.5 and 4.1(d). The “Compensation Percentage” for a group of Employees is the average of the Compensation Ratio for each Employee in the group. An Employee’s Compensation Ratio is the Employee’s Annual Compensation determined in accordance with Subsection (b) hereof divided by such Employee’s Annual Compensation determined without regard to Subsection (b) hereof; and

(d) for all purposes under the Plan, Annual Compensation shall include any amount which would have been paid during a Plan Year but was contributed by a Plan

Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Code Section l25, 402(e)(3), 402(h), or 132(f)(4).

1.6 “Annual Compensation Limit” means $200,000, which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury.

1.7 “Appeals Fiduciary” means an individual or group of individuals appointed to review appeals of claims for benefits payable due to the Participant’s Disability made pursuant to Plan Section 13.4.

1.8 “Basic Contribution” means that portion of the Participant Contribution made on behalf of an Eligible Participant for any payroll period not in excess of six percent (6%) of the Participant’s Annual Compensation payable during the payroll period. Before-Tax Participant Contributions shall first be characterized as Basic Contributions, and then, if such contributions do not equal or exceed six percent (6%) of the Participant’s Annual Compensation, After-Tax Participant Contributions shall be characterized as Basic Contributions. Notwithstanding the foregoing, contributions described in Section 3.1(c) shall not constitute Basic Contributions prior to January 1, 2003.

1.9 “Before-Tax Participant Contribution” means that portion of the Participant Contribution made on behalf of an Eligible Participant pursuant to Plan Section 3.1.

1.10 “Beneficiary” means the person or trust that a Participant designated most recently in writing to the Plan Administrator, provided, however, that if the Participant has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term “Beneficiary” means (a) the Participant’s spouse or (b) if no spouse is alive, the Participant’s surviving children, or (c) if no children are alive, the Participant’s parent or parents, or (d) if no parent is alive, the Participant’s sibling or siblings, or if no sibling is alive, the legal representative of the deceased Participant’s estate. Notwithstanding the preceding sentence, the spouse of a married Participant shall be his Beneficiary unless that spouse has consented in writing to the designation by the Participant of some other person or trust and the spouse’s consent acknowledges the effect of the designation and is witnessed by a notary public. A Participant may change his designation at any time. However, a Participant may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse’s consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily relinquishes this right. Notwithstanding the above, the spouse’s consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a “qualified domestic relations order” (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the spouse is legally incompetent to give consent, consent by the spouse’s legal guardian shall be deemed to be consent by the spouse. If, subsequent to the death of a Participant, the Participant’s beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or the Beneficiary listed under Subsection (a), (b), (c) or (d) shall be the Beneficiary.

1.11 “Board of Directors” means the Board of Directors of the Primary Sponsor.

1.12 “Break in Service” means, the failure of an Employee to perform an Hour of Service within the twelve-consecutive-month period commencing on his Severance Date.

1.13 “Code” means the Internal Revenue Code of 1986, as amended.

1.14 “Company Stock” means (a) Qualifying Employer Securities which are common stock issued by the Primary Sponsor or a corporation which is a member of a controlled group of corporations which includes the Primary Sponsor (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C)) and with voting power and dividend rights no less favorable than the voting power and dividend rights of any other common stock issued by the Primary Sponsor or the other corporation, or (b) Qualifying Employer Securities which are noncallable preferred stock issued by the Primary Sponsor, which are at all times immediately convertible into the stock described in Subsection (a) above at a conversion price which is reasonable.

1.15 “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.16 “Disability” means a disability of a Participant within the meaning of Code Section 72(m)(7), to the extent that the Participant is, or would be, entitled to disability retirement benefits under the federal Social Security Act. The determination of whether or not a Disability exists shall be determined by the Plan Administrator and shall be substantiated by competent medical evidence.

1.17 “Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

1.18 “Effective Date” means January 1, 2002.

1.19 “Elective Deferrals” means, with respect to any taxable year of the Participant, the sum of

(a) any Before-Tax Participant Contributions;

(b) any contributions made by or on behalf of a Participant under any other qualified cash or deferred arrangement as defined in Code Section 401(k), whether or not maintained by a Plan Sponsor, to the extent such contributions are not or would not, but for Code Section 402(g)(1) be included in the Participant’s gross income for the taxable year; and

(c) any other contributions made by or on behalf of a Participant pursuant to Code Section 402(g)(3).

1.20 “Eligibility Service” means one (1) year of Service.

1.21 “Eligible Employee” means any Employee of a Plan Sponsor, Avon Capital Corporation or Avon International Operations other than those Employees whose principal place of employment is Caguas, Puerto Rico. Eligible Employee shall not include an Employee who is (a) covered by a collective bargaining agreement between a union and a Plan Sponsor, provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for participation in the Plan, (b) a ‘Leased Employee’ (as defined below), (c) deemed to be an Employee of the Plan Sponsor pursuant to regulations under Code Section 414(o), (d) a nonresident alien who received no earned income from the Plan Sponsor which constitutes income from sources within the United Slates, or (e) an Employee employed at the Mirabella or Lomalinda locations of the Plan Sponsor in Puerto Rico. For purposes of this Section 1.21 and Section 1.25, an Employee shall be deemed to be a ‘Leased Employee’ within the meaning of Code Section 414(n)(2) if the individual is a person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person, has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the service recipient.

1.22 “Eligible Participant” means each Eligible Employee who has met the requirements of Sections 2.1 and 2.2.

1.23 “Eligible Retirement Plan” means any of the following that will accept a Distributee’s Eligible Rollover Distribution:

(a) an individual retirement account described in Code Section 408(a);

(b) an individual retirement annuity described in Code Section 408(b);

(c) an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b);

(d) a qualified trust described in Code Section 401(a); or

(e) an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plan from this Plan.

Effective for distributions after December 31, 2005, if any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 4024) an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA

1.24 “Eligible Rollover Distribution” means any distribution of all in any portion of the Distributee’s Account, except that an Eligible Rollover Distribution does not include:

(a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more;

(b) any distribution to the extent such distribution is required under Code Section 401(a)(9);

(c) any distribution which is made upon hardship of the Employee; and

(d) except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities).

An “Eligible Rollover Distribution” shall include any portion of the distribution that is not includable in gross income provided such amount is distributed directly to one of the following:

(i) an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or

(ii) a qualified trust as described in Code Section 401(a) but only to the extent that:

(A) the distribution is made in a direct trustee-to-trustee transfer;

(B) the transferee plan is a defined contribution plan; and

(C) the transferee plan agrees to separately account for amounts transferred (including a separate accounting for the portion of the distribution which is includable in income and the portion which us not includable in income).

1.25 “Employee” means any person who is (a) employed by a Plan Sponsor or an Affiliate for purposes of the Federal Insurance Contributions Act, (b) a ‘Leased Employee’ (as defined in Section 1.21 above), or (c) deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing, Employee shall not include an individual receiving a pension or, prior to April 1, 1998, severance pay from a Plan Sponsor or Affiliate.

1.26 “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for which he is paid or entitled to be paid by a Plan Sponsor or an Affiliate for the performance of duties. If an Employee is reemployed by a Plan Sponsor or Affiliate after incurring a Severance Date, the date in which he first performs an hour of Service for which he is entitled to be paid by a Plan Sponsor or Affiliate for the performance of duties after such Severance Date shall also be an Employment Commencement Date.

1.27 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.28 “ESOP” means the stock bonus plan set forth in the Plan which is an employee stock ownership plan as defined in Code Section 4975(e)(7) and the regulations promulgated thereunder. The ESOP shall consist of the Personal Savings Account Matching Accounts, ESOP Company Accounts, the Post-1991 Matching Accounts, the Pre-1992 Company Matching Accounts, the Stock Grant Program Accounts, the Unallocated Company Contribution Account, and the Loan Suspense Account.

1.29 “Fair Market Value of Company Stock” means:

(a) if the Company Stock is not Publicly Traded, the value as determined by an Independent Appraiser; or

(b) if the Company Stock is Publicly Traded, the price most recently bid or asked, as appropriate, or paid for Company Stock listed on any exchange, quoted through the National Association of Securities Dealers, Inc Automated Quotation System, or traded in the over-the-counter market.

1.30 “Fiduciary” means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan, or any other person who exercises or has any authority or control respecting management or disposition of assets of the Plan.

1.31 “Full Time Regular Employee” means any Employee who is regularly scheduled to work at least 75% of the full-time weekly schedule applicable to the Employee’s specific location.

1.32 “Fund” means the amount at any given time of Company Stock, cash and other property held by the Trustee pursuant to the Plan.

1.33 “Guarantee” means any guarantee of payment of an Acquisition Loan by a person or entity other than the Plan.

1.34 “Highly Compensated Employee” means each Employee who:

(a) was at any time during the Plan year or the immediately preceding Plan Year an owner of five percent (5%) or more of the outstanding stock of a Plan Sponsor or an Affiliate or five percent (5%) or more of the total combined voting power of all stock of a Plan Sponsor or an Affiliate; or

(b) received Annual Compensation in excess of $90,000 during the immediately preceding Plan Year, which amount may be adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury.

(c) For purposes of this Section, a former Employee shall be treated as a Highly Compensated Employee if (1) the former Employee was a Highly Compensated Employee at the time, the former Employee separated from service with the Plan Sponsor or Affiliate or (2) the former Employee was a Highly Compensated Employee at any time after the former Employee attained age 55.

(d) For purposes of this Section, Employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliate from sources within the United States shall not be treated as Employees.

1.35 “Hour of Service” means:

(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

(b) Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

(c) Each hour for which back pay, irrespective of mitigation or damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Section shall be subject to the limitations set forth in Subsection (e);

(d) Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement. The hours described in this Subsection (d) shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that year solely because of that credit, or (B), in any other case, in the next following computation period;

(e) The Plan Administrator shall credit Hours of Service in accordance with the provisions of Section 2530 200b-2(b) and (c) of the U.S. Department of Labor Regulations or such other federal regulations as may from time to time be applicable and determine Hours of Service from the employment records of a Plan Sponsor or in any other manner consistent with regulations promulgated by the Secretary of Labor, and shall construe any ambiguities in favor of crediting Employees with Hours of Service. Notwithstanding any other provision of this Section, in no event shall an Employee be credited with more than 501 hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or Affiliate:

(f) In the event that a Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Plan Sponsor in an Affiliate at the time of the acquisition or merger shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor authorizing the counting of such service; and

(g) Effective August 5, 1993, without duplication of the Hours of Service counted pursuant to Subsection (d) hereof and solely for such purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder (the “Act”), each hour (as determined pursuant to the Act) for which an Employee is granted leave under the Act (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee’s spouse, child or parent with a serious health condition, or (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee’s job.

1.36 “Independent Appraiser” means an individual who holds himself out to the public as an appraiser, who is qualified to make an appraisal of Company Stock, who understands that a false or fraudulent overstatement of the value of Company Stock may subject him to a civil penalty under Code Section 6701 and who is not:

(a) the seller of Company Stock;

(b) the Plan Sponsor or an Affiliate,

(c) any person employed by or related to (within the meaning of Code Section 267(b)) the persons described in Subsections (a) or (b) of this Section;

(d) a party to the transaction by which the person selling or contributing any Company Stock to the Plan acquired the Company Stock (unless the Company Stock is sold or contributed to the Plan within 2 months of its acquisition and its appraised price does not exceed its acquisition cost); or

(e) any person whose relationship with a person described in Subsections (a), (b), (c) or (d) of this Section is such that a reasonable person would question the independence of the appraiser.

1.37 “Individual Fund” means those funds with varying investment objectives maintained by the Trustee for the investment of certain Accounts under the Plan in accordance with Plan Section 5. The Plan Administrator shall specify from time to time to the Trustee or Investment Manager, as applicable, the identity of and the investment goals and objectives for each Individual Fund. As to each of the Individual Funds, the Trustee shall be authorized to purchase short-term investments pending the selection and purchase of investments suitable for a particular Individual Fund. Pending the selection and purchase of suitable investments, which decision by the Trustee shall be conclusive, or the payment of expenses or other anticipated distributions, the Trustee may retain in cash, without liability for interest, such portion of the Individual Fund as it shall deem reasonable under the circumstances.

1.38 “Investment Committee” means a committee which may be established to direct the Trustee with respect to investments of the Fund.

1.39 “Investment Manager” means a Fiduciary, other than the Trustee, the Plan Administrator, or a Plan Sponsor, who may be appointed by the Primary Sponsor:

(a) who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof; and

(b) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940; (2) is a bank as defined in that Act; or (3) is an insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

(c) who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

1.40 “Loan Fund” means the Individual Fund of the Fund for the investment of an Eligible Participant s Account in a promissory note by the Eligible Participant evidencing a loan to the Eligible Participant from the Fund.

1.41 “Named Fiduciary” means only the following:

(a) the Plan Administrator;

(b) the Trustee;

(c) the Investment Committee;

(d) the Investment Manager; and

(e) the Appeals Fiduciary.

1.42 “Normal Retirement Age” means age 65.

1.43 “Part-Time Employee” means any Employee regularly scheduled to work less than 75% of the full-time weekly schedule applicable to the Employee’s specific location.

1.44 “Participant” means each Eligible Employee or former Eligible Employee who has met the requirements of Sections 2.1 or 2.2 for so long as his vested Account has not been fully distributed pursuant to the Plan.

1.45 “Participant Contributions” means the contributions made on behalf of a Participant under Plan Sections 3.1 and 3.2.

1.46 “Plan Administrator” means the organization or person designated to administer the Plan.

1.47 “Plan Sponsor” means individually the Primary Sponsor and any Affiliate or other entity which, with consent of the Primary Sponsor, has adopted the Plan and Trust.

1.48 “Plan Year” means the calendar year.

1.49 “Publicly Traded” means listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934 (15 U.S.C. 780).

1.50 “Put Rights” mean the rights described in Plan Section 10.3.

1.51 “Qualifying Employer Security” means an employer security issued by a Plan Sponsor or an Affiliate which is stock or an equity security, or which is a bond, debenture, note, or certificate or other evidence of indebtedness which is described in Section 408(e) of ERISA and Paragraphs (1), (2), and (3) of Code Section 503(e).

1.52 “Reserve Employee” means an Employee who is hired (i) to fill a full-time position as a substitute, or (ii) to work during periods of special requirements.

1.53 “Retirement Date” means the date on which the Participant retires under the defined benefit pension plan qualified under Code Section 401(a), maintained by a Plan Sponsor or Affiliate, in which he last participated, or if he does not participate in any such plan, the date on which he retires on or after attaining Normal Retirement Age or becoming subject to a Disability.

1.54 “Rollover Amount” means any amount transferred to the Fund by a Participant, which amount qualities as an Eligible Rollover Distribution under Code Sections 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), or 457(e)(16), and any regulations issued thereunder.

1.55 “Service” means the sum of each period elapsed between an Employee’s Employment Commencement Date and any Severance Date immediately following thereafter. In determining Service, the following rules shall apply:

(a) if an Employee performs one Hour of Service within twelve (12) months of a Severance Date described in Plan Section 1.56(a), or of the date the Employee was first absent from service for any other reason, any period of severance which would otherwise occur shall be ignored and be required to be taken into account in computing the Employee’s period of Service; and

(b) the period between the first anniversary and second anniversary of an absence from service for the reasons specified in Plan Section 1.56(b)(2) shall be neither a period of severance nor a period of Service, except as may otherwise be required under the Family and Medical Leave Act effective August 5, 1993.

1.56 “Severance Date” means the earlier of:

(a) the date on which an Employee quits, is discharged, retires or dies; or

(b) (1) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Plan Sponsor for any other reason, such as vacation, layoff, or leave of absence, except that, effective August 5, 1993, an approved leave of absence pursuant to the Family and Medical Leave Act will not be considered as an absence from service for this purpose; or

(2) in the case of an Employee who remains absent from service beyond the first anniversary of the first day of absence by reason of the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child in the Employee’s home or adoption by the Employee, or the caring for the child for the period immediately following its birth or adoption, the second anniversary of the first day of absence from service.

1.57 “Termination Completion Date” means the last day of the fifth consecutive Break in Service computation period, determined under the Plan Section which defines Break in Service, in which a Participant completes a Break in Service.

1.58 “Termination of Employment” means a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) of an Employee from all Plan Sponsors and Affiliates for any reason other than death, Disability, or attainment of a Retirement Date. Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment. Transfer of an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distribution under Section 8.1, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l).

1.59 “Trust” means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund.

1.60 “Trustee” means the trustee under the Trust.

1.61 “Valuation Date” means each business day.

1.62 “Vesting Service” means the number of years, disregarding fractional years, of Service credited to that Employee. Vesting Service shall include years during which a former Employee receives severance pay, but shall not include an Employee’s period of employment prior to January 1, 1985. In the case of an Employee who completes five consecutive Breaks in Service, all years of Vesting Service in Plan Years after his Termination Completion Date shall be disregarded in determining the vested portion of his Account derived from Plan Sponsor contributions which accrued before his Termination Completion Date.

SECTION 2

ELIGIBILITY

2.1 Eligibility.

(a) (1) Except as provided in paragraph (2) hereof, each Eligible Employee who is a Full-Time Regular Employee shall become a Participant as of the first pay period following his Employment Commencement Date and the processing by the Plan Administrator of his enrollment in the Plan indicating his election to participate in the Plan. An Eligible Employee shall enroll in the Plan in the form and manner prescribed by the Plan Administrator from time to time.

(2) Each Eligible Employee who is a Full-Time Regular Employee employed in the Avon Salon and Spa, Avon Express Center, or kiosk operations, shall become a Participant as of the first pay period following the performance of ninety (90) days of Service following his Employment Commencement Date and the processing by the Plan Administrator of his enrollment in the Plan indicating his election to participate in the Plan. An Eligible Employee shall enroll in the Plan in the form and manner prescribed by the Plan Administrator from time to time.

(b) Each Eligible Employee who is a Reserve Employee or a Part-Time Employee shall become a Participant as of the first pay period following the completion of his Eligibility Service and the processing by the Plan Administrator of his enrollment in the Plan indicating his election to participate in the Plan. An Eligible Employee shall enroll in the Plan in the form and manner prescribed by the Plan Administrator from time to time

(c) Each individual who was a Participant on the day immediately preceding the Effective Date shall continue as a Participant as of the Effective Date.

2.2 Effect of Reemployment. Each former Participant who is reemployed by a Plan Sponsor stall become a Participant as of the date of his reemployment as an Eligible Employee. Each former Employee who completes his Eligibility Service, if any is required, but terminates employment with a Plan Sponsor before becoming a Participant shall become a Participant as of the latest of the date he (a) is reemployed, (b) would have become a Participant if he had not terminated employment, or (c) becomes in Eligible Employee. Each other former Employee whose employment with a Plan Sponsor has terminated and who thereafter becomes an Eligible Employee may participate in the Plan on the date he satisfies the eligibility requirements of Section 2.1.

2.3 Rollovers. Solely for the purpose of contributing a Rollover Amount to the Plan, an Eligible Employee who has not yet become a Participant pursuant to any other provision of this Section 2 shall become a Participant as of the date on which the Rollover Amount is contributed to the Plan.

SECTION 3

CONTRIBUTIONS

3.1 (a) Deferral Amounts. The Plan Sponsor shall make a contribution to the fund on behalf of each Participant who is an Eligible Employee and has elected to defer a portion of his Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Fund. Except to the extent permitted under Section 3.1(c) and Code Section 414(v), the contribution made by a Plan Sponsor on behalf of a Participant under this Section 3.1(a) shall be in an amount equal to the amount specified in the Participant’s deferral election, but not greater than 20% (25% on and after January 1, 2003) of the Participant’s Annual Compensation. Pursuant to Section 4 of Appendix C, the Plan Administrator may restrict the amount which Highly Compensated Employees may defer under this Section 3.1(a).

(b) Limit on Deferral Amounts. Except to the extent permitted under Section 3.1(c) and Code Solution 414(v), Elective Deferrals shall in no event exceed the limit set forth in Code Section 402(g) in any one taxable year of the Participant. In the event the amount of Elective Deferrals exceeds Code Section 402(g) limit, in any one taxable year then,

(1) not later than the immediately following March 1, the Participant may designate to the Plan the portion of the Participant Deferral Amounts which Consist (of excess Elective Deferrals, and

(2) not later than the immediately following April 15, the Plan may distribute the amount designated to it under Paragraph (1) above, as adjusted to reflect income, gain, or loss attributable to it through the end of the Plan Year, and reduced by any ‘Excess Deferral Amounts,’ as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year

The payment of the excess Elective Deferrals, as adjusted and reduced, from the Plan shall be made to the Participant without regard to any other provision in the Plan. In the event that a Participant’s Elective Deferrals exceed the Code Section 402(g) limit, as adjusted, in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates, the Participant shall be deemed to have designated for distribution under the Plan the amount of Excess Elective Deferrals, as adjusted and reduced, by taking into account only Elective Deferral amounts under the Plan and other plans of the Plan Sponsor and its Affiliates.

(c) Catch-Up Contributions. Effective October 1, 2002, a Participant who is eligible to contribute Deferral Amounts to the Plan and who has attained age 50 on or before the last day of the Plan Year shall be eligible to elect to have a portion of his Annual Compensation otherwise payable to him for the Plan Year contributed by the Plan Sponsor to the Fund on his behalf as catch-up contributions in accordance with and subject to the limitations of, Code Section 414(v). Contributions made pursuant to this Section 3.1(c) shall not be taken into account for purposes of implementing the limitations set forth in Section 3.1(a), 3.1(b) and Appendix A hereto. The Plan shall not be treated as failing to satisfy the provisions of Appendix B, Appendix C or Code Section 410(b), if applicable, by reason of the making of the catch-up contributions as described in this Section 3.1(c).

(d) Allocation of Contributions. Contributions made pursuant to this Section 3.1 shall be allocated to the 401(k) Account of the Participant on whose behalf they were made as soon as reasonably practicable following the date of withholding by the Plan Sponsor and receipt by the Trustee.

(e) Deferral Elections. The elections under this Section 3.1 must be made before the Annual Compensation is payable and may only be made in such manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the percentage or dollar amount, as applicable, of Annual Compensation that the Participant desires to defer pursuant to Section 3.1(a) and/or 3.1(c) and to have contributed to the Fund. Once a Participant has made an election for a Plan Year, the Participant may revoke or modify his election to increase or reduce the rate of future deferrals, as provided in the administrative procedures established by the Plan Administrator.

(f) In the event an Eligible Employee elects to contribute Before-Tax Participant Contributions which would exceed the limitations contained in Subsection (b) hereof, such election shall be deemed to be an election to contribute the amount in excess of the limitation contained in Subsection (b) hereof as an After-Tax Participant Contribution pursuant to Section 3.2 below. Notwithstanding the foregoing, the preceding sentence shall not apply to any Employee that is eligible to participate in the Avon Deferred Compensation Plan on or alter January 1, 2003 and has made an election to contribute any amounts which would exceed the limitations contained in Subsection (b) hereof to the Avon Deferred Compensation Plan.

3.2 After-Tax Participant Contributions. Subject to such rules and regulations as the Plan Administrator may from time to time prescribe, each Eligible Participant may contribute as an After-Tax Participant Contribution to the Fund in an amount of his Annual Compensation not in excess of 20% (25% on and after January 1, 2003) of the Eligible Participant’s Annual Compensation for the Plan Year reduced by the percentage of the Participant’s Annual Compensation which the Participant has elected to have contributed by Before-Tax Participant Contributions pursuant to Plan Section 3.1(a). After-Tax Participant Contributions shall be made to the fund through regular payroll deductions.

3.3 Matching Contributions.

(a) The Plan Sponsor proposes to make contributions to the Fund with respect to each Eligible Participant in an amount equal to:

(1) one hundred percent (100%) of the Basic Contribution made on behalf of a Participant with respect to a payroll period to the extent that such Contribution does not exceed the first three percent (3%) of the Eligible Participant’s Annual Compensation payable during such payroll period, and

(2) fifty percent (50%) of the Basic Contributions made on behalf of a Participant with respect to a payroll period to the extent that such contribution does not exceed the next three percent (3%) of the Eligible Participant’s Annual Compensation payable during such payroll period.

(b) Contributions under this Section 3.3 may be made in the form of Company Stock, cash or other property acceptable to the Trustee. If the contribution to be made by the Plan Sponsor under Subsection (a) hereof with respect to such Basic Contributions is to be made in shares of Company Stock, the number of shares of Company Stock to be contributed with respect to such Basic Contributions shall be based on the closing price of the Company Stock on the New York Stock Exchange on the day such Basic Contributions are made.

3.4 Permitted Suspensions or Changes. An Eligible Participant may change his rate of Before-Tax and After-Tax Participant Contributions by notifying the Plan Administrator in the manner and pursuant to rules established by the Plan Administrator. An Eligible Participant may suspend entirely his rate of either his Before-Tax or After-Tax Participant Contributions, or both, by notifying the Plan Administrator in the manner and pursuant to rules established by the Plan Administrator. Any such suspension shall be effective as of the first pay period after such suspension is processed pursuant to normal administrative procedures. In the event an Eligible Participant suspends his Participant Contributions prior to October 1, 2002, he will not be permitted to make Participant Contributions to the Plan for three months.

(a) An Eligible Participant who suspends his Participant Contributions may have them resumed following the period of suspension by notifying the Plan

Administrator in the manner and pursuant to rules established by the Plan Administrator. Such resumption shall be effective as of the first day of a month following the mandatory three-month suspension (for suspensions prior to October 1, 2002).

(b) If Participant Contributions on behalf of an Eligible Participant are suspended in their entirety by the Plan Administrator in order in satisfy the limitations set forth in Plan Section 3.1(b), Appendix A or Appendix C for a Plan Year, the otherwise applicable mandatory three-month suspension of Participant Contributions shall not apply; rather, Participant Contributions may be resumed as of the first day of the following Plan Year or at such earlier date as may be permitted by the Plan Administrator.

3.5 Company Contributions. Each Plan Sponsor, subject to its right to terminate or amend its participation in the Plan and Trust, shall make contributions to the Fund with respect to each Plan Year in an amount required to pay when due all required payments of interest and principal under any and all Acquisition Loans for the Plan Year (after the application of all or a portion of the contribution made under Plan Section 3.3 as is specified by the Plan Sponsor to be applied to the repayment of an Acquisition Loan) or a greater amount to be determined at the discretion of the Plan Sponsor. Contributions may be made in the form of Company Stock, cash or other property acceptable to the Trustee, provided that Plan Sponsor contributions shall be paid in cash as is needed to provide the Fund with funds sufficient to pay in full when due any principal and interest payments required by an Acquisition Loan.

3.6 Rollover Contributions. Any Eligible Employee may, with the consent of the Plan Administrator and subject to such rules and conditions as the Plan Administrator may prescribe, transfer a Rollover Amount to the Fund (which may include without limitation prohibitions against transferring certain categories of Rollover Amounts to the Plan); provided, however, that the Plan Administrator shall not administer this provision in a manner which is discriminatory in favor of Highly Compensated Employees.

3.7 Contribution Limitations. Except as otherwise specified, contributions may be made only in cash or other property which is acceptable to the Trustee. In no event will the sum of contributions under Plan Sections 3.1, 3.3 and 3.5 exceed the deductible limits under Code Section 404.

3.8 Forfeitures. Forfeitures shall be used to reduce Plan Sponsor contributions under Plan Section 3.3 and then under Plan Section 3.5 and not to increase benefits.

3.9 Military Service. Effective December 12, 1994, notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

SECTION 4

ALLOCATIONS

4.1 Allocation of Contributions.

(a) As soon as reasonably practicable following the date of withholding by the Plan Sponsor if applicable, and receipt by the Trustee, Participant Contributions and Rollover Amounts contributed by the Participant shall be allocated to the Before-Tax Participant Account, the After-Tax Participant Account, and the Rollover Account, as applicable, of the Participant on behalf of whom the contributions were made.

(b) As soon as practicable after receipt. Plan Sponsor contributions under Plan Section 3.3 prior to January 1, 2003 shall be allocated to the Post-1991 Matching Account of each Participant on behalf of whom such contributions were made, and Plan Sponsor contributions under Plan Section 3.3 on and after January 1, 2003 shall be allocated to the Personal Savings Account Matching Account of each Participant on behalf of whom such contributions were made.

(c) As of last day of each Plan Year, that portion of the Plan Sponsor contributions made under Plan Section 3.5 for the Plan Year which is contributed after that date shall be allocated to the ESOP Company Account of each Participant who is employed by the Plan Sponsor on the last day of the Plan Year, who was employed by the Plan Sponsor immediately prior to the date of the Participant’s death or Retirement Date if it occurred since the last day of the prior Plan Year, in the proportion that the Participant’s Annual Compensation for the Plan Year bears to the aggregate Annual Compensation for the Plan Year of all Participants entitled to an allocation under this Subsection (c).

(d) That portion of the Plan Sponsor contributions made under Plan Section 3.5 which is contributed before the last day of the Plan Year with respect to which it is contributed shall be credited immediately following its receipt by the Trustee to the Unallocated Company Contribution Account. As of the last day in each Plan Year, a Plan Sponsor’s contribution which has been credited during the Plan Year to subaccounts of the Unallocated Company Contribution Account, shall be allocated to the Company Stock Subaccount and Other Investment Subaccount, as applicable, of the ESOP Company Account of each Participant in the manner described in Subsection (c) of this Section.

(e) All repayments of principal and interest on a Participant’s loan under the Loan Fund shall be allocated to the Participant’s Account, in accordance with his investment direction made under Plan Section 5.1, as soon as practicable following receipt.

4.2 Allocation of Net Income.

(a) Net income or net loss of the Plan shall be allocated as of each Valuation Date.

(b) (1) Dividends Paid on Shares of Stock Prior to 2003. Prior to January 1, 2003, any dividends paid on shares of Company Stock held in the ESOP may be allocated to Participants’ Accounts in accordance with the provisions of the Trust, distributed to Participants no later than 90 days after the close of the Plan Year in which paid to the Fund, or to the extent that the dividend is paid on shares of Company Stock acquired with the proceeds of an Acquisition Loan, be used to repay an Acquisition Loan, provided that with respect to dividends attributable to shares of Company Stock allocated to Participants and used to repay an Acquisition Loan, Company Stock with a fair market value of not less than the amount of such dividend is allocated to Participants for the Plan Year during which such dividend otherwise would have been allocated to the Participants. Unless otherwise specified by the Board of Directors or until the ESOP is obligated under an Acquisition Loan, dividends on Company Stock held in the ESOP shall be distributed to Participants in accordance with the preceding sentence. Notwithstanding the foregoing, any dividends paid on or after January 1, 1996 on shares of Company Stock held in the ESOP which may be distributed to a Participant pursuant to this Subsection (b) shall be permitted only if the amount of such dividends to be distributed to such Participant exceeds $25.

(2) Dividends Paid on Shares of Stock on and after January 1, 2003. Upon the receipt on or after January 1, 2003 by the Plan of a dividend payable with respect to shares of Company Stock held in the ESOP, the Primary Sponsor shall provide to each Participant (or, if the Participant is deceased, his Beneficiary) who has an interest in the ESOP the option to elect, within a reasonable period of time established by the Plan Administrator, to:

(A) receive a distribution of the dividend in cash from the Plan. Such distribution shall take place not later than the 90th day after the close of the Plan Year in which the dividend is received by the Plan; or

(B) have the dividend reinvested by the Plan in Company Stock, which stock is allocated to the Participant’s Account.

If a Participant does not make an election under this Section in the time provided by the Plan Administrator, the Plan shall reinvest the dividend allocated to the Participant’s Account in Company Stock, as outlined in subsection (B) above.

4.3 Acquisition Loans.

(a) Company Stock purchased with the proceeds of an Acquisition Loan shall be credited to the Company Stock Subaccount of the Loan Suspense Account.

(b) Any shares of Company Stock which have been released from the Loan Suspense Account by reason of the payment of principal or interest on an Acquisition Loan from any ESOP Company Accounts, Former ESOP Matching Accounts or ESOP Matching Accounts shall be credited to the Company Stock Subaccounts of such

Accounts as of the date of payment, all in the proportion that the total amount to be paid from each such Account on the date of payment bears to the aggregate amount paid from all such Accounts on the date of payment. Payment of principal and interest on an Acquisition Loan shall first be made from the Former ESOP Matching Accounts and the ESOP Matching Accounts, if and to the extent specified by the Plan Sponsor, and then from the ESOP Company Accounts.

(c) Any shares of Company Stock which have been released from the Loan Suspense Account by reason of the payment of a cash dividend or the receipt of other cash income thereon which is used to make a payment on an Acquisition Loan shall be credited to the Company Stock Subaccount of the Unallocated Company Contribution Account for later allocation to the Accounts of Participants in the manner set forth in Plan Section 4.1(d).

SECTION 5

INVESTMENT DIRECTIONS

5.1 Investment Elections. Until such time as the Plan Administrator may direct otherwise or unless specifically restricted for particular Individual Funds, each Participant may direct the Plan Administrator in the manner and pursuant to the rules established by the Plan Administrator, to invest contributions in or to transfer amounts held in the Participant’s Account between one or more Individual Funds. No Participant may direct the investment of any of his Accounts held under the ESOP, except to the extent provided in Plan Sections 5.3 and 5.4.

(a) All investment directions shall be in multiples of one percent (1%) of future contributions being made at any time and the Participant’s current Account balance.

(b) Until a new investment direction is given to the Plan Administrator in the manner specified by the Plan Administrator, investment of contributions to a Participant’s Account shall be governed by the investment election on file with the Plan Administrator.

(c) To the extent permissible by law, no Fiduciary shall be liable for any Loss which results from a Participant’s exercise or failure to exercise his investment election.

5.2 Loan Fund. A Loan Fund shall be established by the Trustee for any Participant for whom a loan is made pursuant to Plan Section 6. The Loan Fund shall be credited with the amount of any loan made by the Plan to the Participant and interest thereon, and shall be debited with all principal and interest repayments of any such loans. Under rules established by the Plan Administrator, a Participant’s interest in the Individual Funds shall be debited by the amount credited to the Participant’s Loan Fund. All principal and interest repayments debited to the Loan Fund shall be invested as contributions to the Participant’s Account pursuant to Plan Section 5.1. Each Loan Fund shall be invested in a note or notes made by the Participant evidencing the promised repayment of monies loaned to the Participant from the Fund.

5.3 ESOP Diversification.

(a) Prior to October 1, 2002, each Participant who has (1) completed ten (10) or more years of Service, and (2) attained age 55, may elect, in the manner and pursuant to rules established by the Plan Administrator, to transfer the value of up to twenty-five percent (25%) (in multiples of five percent (5%)) of the Participant’s Accounts under the ESOP (other than the value of any dividends on Company Stock then being held for year-end distribution to the Participant) as of any Valuation Date during the Plan Year after the Participant has met such requirements. In each of the succeeding three Plan Years after the Participant first becomes eligible for transfers under this Section, the Participant may elect, in the manner and pursuant to rules established by the Plan Administrator, to transfer the value of up to fifty percent (50%), seventy-five percent (75%) and one hundred percent (100%), respectively (in multiples of five percent (5%)), of the Participant’s Accounts under the ESOP (other than the value of any dividends on Company Stock then being held for year-end distribution to the Participant) as of any Valuation Date during such Plan Year. In any subsequent year the Participant may elect to transfer the value of up to one hundred percent (100%) (in multiples of five percent (5%)) of the Participant’s Accounts under the ESOP (other than the value of any dividends on Company Stock then being held for year-end distribution to the Participant) as of any Valuation Date. Each Participant who has terminated employment with a Plan Sponsor and who has not yet received a complete distribution of his Accounts under the ESOP, may elect, in the manner and pursuant to the rules established by the Plan Administrator and without regard to the ten (10) years of Service and age 55 requirements above, to transfer the value of up to one hundred percent (100%) (in multiples of five percent (5%)) of such Participant’s Accounts under the ESOP (other than the value of any dividends on Company Stock then being held for year-end distribution to the Participant) as of any Valuation Date during the Plan Year after the Participant has met such requirements. The proceeds of such transfers shall be invested among Individual Funds in accordance with the Participant’s election pursuant to the provisions of Plan Section 5.1. No more than one election to transfer pursuant to this Section 5.3 shall be made during a Plan Year. Investment transfers pursuant to elections made under this Section shall be completed no later than ninety (90) days after the election is properly made.

(b) Effective October 1, 2002, each Participant who has completed three or more years of participation in the Plan may elect, in the manner and pursuant to rules established by the Plan Administrator, to transfer the value of up to 50% (in multiples of 1%) of the Participant’s Account under the ESOP. In addition, each Participant who has attained the age of 55 and who has completed ten years of Service may elect, in the manner and pursuant to rules established by the Plan Administrator, to transfer the value of up to 100% (in multiples of 1%) of the Participant’s Accounts under the ESOP. The proceeds of such transfers shall be invested among Individual Funds in accordance with the Participant’s election pursuant to the provisions of Plan Section 5.1.

5.4 Tender Offers. In the event of a tender offer for Company Stock, each Participant shall be entitled to direct the Trustee to tender and sell to the person or corporation making such offer the number of shares (including fractional shares) of Company Stock standing to the credit of his Account as of a date selected by the Plan Administrator preceding as closely as practicable the commencement of the tender offer (less the number of shares, if any, distributed from his Account between such date and the last date upon which shares may be tendered pursuant to the tender offer). Promptly after the commencement of a tender offer (which shall be deemed to commence at 12:01 A.M. New York time on the date the tender offer is first published or distributed to shareholders), the Plan Administrator shall (i) determine the total number of shares of Company Stock which each Participant is entitled to direct the Trustee to tender and (ii) in accordance with the procedures provided by the Trust inform the Trustee of the names of the Participants and the number of shares (including fractional shares) of Company Stock each is entitled to direct the Trustee to tender. Within 120 hours after the commencement of a tender offer and in accordance with the procedures provided by the Trust, the Primary Sponsor shall provide to each Participant (i) the written tender offer information provided to shareholders of the Primary Sponsor, (ii) a statement of the number of full and fractional shares of Company Stock which the Participant may direct the Trustee to tender and (iii) the means established and paid for by the Primary Sponsor by which a Participant may instruct the Trustee to tender.

Thereafter, during the pendency of the tender offer, the Primary Sponsor shall promptly provide each Participant with any additional written tender offer information that is provided to shareholders of the Primary Sponsor but except for directions as to how to use the forms provided for giving instructions, the Primary Sponsor shall not provide to Participants any information or guidance not provided to all shareholders. The Trustee shall tender or not tender (or withdraw from tender) shares in accordance with such instructions. The Trustee shall determine in its own discretion, or may, with the consent of the Primary Sponsor which consent shall not be unreasonably withheld, appoint an independent fiduciary to determine whether to tender shares for which timely instructions are not received. In any event, the Trustee shall not tender any shares until a time not sooner than before the last day (the “Expiration Time”) shares can be tendered under the terms of the tender offer as announced prior to the time of tender, except that in the case of an offer for less than all of the Primary Sponsor’s shares, if the proration period ends before the Expiration Time, the Trustee will tender such shares not sooner than three hours before the end of the proration period. If permitted to do so under the terms of the tender offer and applicable law, the Trustee will withdraw from the tender offer any shares tendered pursuant to the offer on behalf of a Participant if the Participant shall have requested the withdrawal of such shares. A Participant shall not be limited as to the number of instructions to tender or withdraw that he may give to the Trustee. All shares that have been tendered pursuant to Participant’s instructions and have not been withdrawn prior to the expiration of the tender offer will be sold by the Trustee in accordance with the terms of the tender offer. Tender offer instructions received from Participants shall be held in confidence by the Trustee and shall not be divulged to the Primary Sponsor or to any officer or employee thereof, or to any other person other than such agents of the Trustee as they may appoint to perform their duties under this Section.

A direction by a Participant to the Trustee to tender shares of Company Stock credited to his Account shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any portion of his Account. The Plan Administrator shall credit to the Account of the Participant from which the tendered shares of Company Stock were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered from that Account. Such proceeds shall be invested in accordance with the investment election by the Participant, but without regard to any election to invest in Company Stock.

In the event of a tender offer for shares of Company Stock, the Trustee shall accept or reject the tender offer for the shares of Company Stock held in the Unallocated Company Contribution Account, Loan Suspense Account and any suspense account established pursuant to the provisions of Appendix A (collectively, the “Allocated Suspense Shares”), as follows.

(a) Each Participant who was an Employee as of the last day of the preceding Plan Year and who is an Employee at the time of any action described in this Subsection (a), shall be allocated, solely for the purpose of instructing the Trustee as to the acceptance or rejection of any tender offer for the Company Stock and for the purpose set forth in Section 12.9 hereof, a portion of the total number of Allocated Suspense Shares based upon the proportion by which the Participant’s Annual Compensation for the preceding Plan Year bears to the total Annual Compensation for the preceding Plan Year of all Participants who are then eligible to receive an allocation of Allocated Suspense Shares. A Participant to whom Allocated Suspense Shares are allocated pursuant to this Subsection (a) shall be the named fiduciary with respect to such shares for the purpose of instructing the Trustee as to the acceptance or rejection of any tender offer or instructing the Trustee as to all matters requiring a vote by the Trustee in accordance with the provisions of Section 12.9 hereof.

(b) Each Participant shall instruct the Trustee as to his desire to accept or reject the tender offer as to his Allocated Suspense Shares. The Trustee shall then total all instructions received from the Participants as to the instructions desiring acceptance of the tender offer and the number of Allocated Suspense Shares applicable thereto, and as to the instructions desiring rejection of the tender offer and the number of Allocated Suspense Shares applicable thereto.

(c) The Trustee shall either accept or reject the tender offer as to the Allocated Suspense Shares on the basis of the Participants’ instruction applicable to a majority of the Allocated Suspense Shares for which such directions have been received.

SECTION 6

LOANS

6.1 Eligibility for Plan Loans. Subject to the provisions of the Plan and the Trust and pursuant to rules established by the Plan Administrator, each Eligible Participant shall have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund an amount not to exceed that portion of his vested Account not invested in the ESOP. In addition, each “party in interest,” as defined in ERISA Section 3(14), who is (a) a Participant but no longer an Employee, (b) the Beneficiary of a deceased Participant, or (c) an alternate payee of a Participant pursuant to the provisions of a “qualified domestic relations order,” as defined in Code Section 414(p), shall also have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund; provided, however, that loans to such parties in interest may not discriminate in favor of Highly Compensated Employees.

6.2 Application. In order to apply for a loan, a borrower must complete and submit to the Plan Administrator documents provided by the Plan Administrator for this purpose or shall otherwise apply pursuant to the rules and procedures established by the Plan Administrator from time to time.

6.3 Availability. Loans shall be available to all eligible borrowers on a reasonably equivalent basis which may take into account the borrower’s creditworthiness and ability to repay. Loans shall not be made available to Highly Compensated Employees, officers or shareholders of a Plan Sponsor in an amount greater than the amount made available to other borrowers. This provision shall be deemed to be satisfied if all borrowers have the right to borrow the same percentage of their interest in the Participant’s vested Account not invested in the ESOP, notwithstanding that the dollar amount of such loans may differ as a result of differing values of Participants’ vested Accounts. Effective October 1, 2002, a Participant who has previously defaulted on a Plan loan shall not be eligible for another plan loan unless and until the previously defaulted Plan loan is repaid.

6.4 Interest. Each loan shall bear a “reasonable rate of interest” and provide that the loan be amortized in substantially level payments, made no less frequently than quarterly, over a specified period of time.

6.5 Security. Each loan shall be adequately secured, with the security for the outstanding balance of all loans to the borrower to consist of one-half (1/2) of the Participant’s vested Account.

6.6 Amount. Each loan, when added to the outstanding balance of all other loans to the borrower from all retirement plans of the Plan Sponsor and its Affiliates which are qualified under Section 401 of the Code, shall not exceed the lesser of:

(a) $50,000, reduced by the excess, if any, of

(1) the highest outstanding balance, during the one (1) year period immediately preceding the day prior to the date on which such loan was made, of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates, over

(2) the outstanding balance of all other loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates on the date on which such Loan was made, or

(b) one-half (1/2) of the value of the borrower’s interest in the vested Account attributable to the Participant’s Account.

For purposes of this Section, the value of the vested Account attributable to a Participant’s Account shall be established as of the most recent Valuation Date preceding the date of application for the loan and shall be adjusted for any distributions made through the date of the origination of the loan.

6.7 Repayment. Each loan, by its terms, shall be repaid within five (5) years, except that any loan which is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the borrower may, by its terms, be repaid within ten (10) years. Plan loans may be prepaid on and after October 1, 2002.

6.8 Minimum Amount. Each loan shall be made in an amount of no less than $1,000.

6.9 Accelerated Repayment. The entire unpaid principal sum and accrued interest shall, at the option of the Plan Administrator, become due and payable if (a) a borrower fails to make any loan payment when due, (b) a borrower ceases to be a “party in interest”, as defined in ERISA Section 3(14), (c) the vested Account held as security under the Plan for the borrower will, as a result of an impending distribution or withdrawal, be reduced to an amount less than the amount of all unpaid principal and accrued interest then outstanding under the loan, or (d) a borrower makes any untrue representations or warranties in connection with the obtaining of the loan. In that event, the Plan Administrator may take such steps as it deems necessary to preserve the assets of the Plan, including, but not limited to, the following: (1) direct the Trustee to deduct the unpaid principal sum, accrued interest, and any other applicable charge under the note evidencing the loan from any benefits that may become payable out of the Plan to the borrower, (2) direct the Plan Sponsor to deduct and transfer to the Trustee the unpaid Principal balance, accrued interest, and any other applicable charge under the note evidencing the loan from any amounts owed by the Plan Sponsor to the borrower, or (3) liquidate the security given by the borrower, other than amounts attributable to a Participant’s Before-Tax Basic and Supplemental Accounts, and deduct from the proceeds the unpaid principal balance, accrued interest, and any other applicable charge under the note evidencing the loan. If any part of the indebtedness under the note evidencing the loan is collected by law or through an attorney, the borrower shall be liable for attorneys’ fees in an amount equal to ten percent (10%) of the amount then due and all costs of collection.

6.10 Administration. Each loan shall be made only in accordance with regulations and rulings of the Internal Revenue Service and the Department of Labor. The Plan Administrator shall be authorized to administer the loan program of this Section and to institute additional uniform and nondiscriminatory rules governing loans, and shall act in his sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met.

6.11 Acquisition Loans.

(a) The Plan Administrator may direct the Trustee to obtain Acquisition Loans under the ESOP. An Acquisition Loan shall meet all requirements necessary to constitute an “exempt loan” within the meaning of Treasury Regulation Section 54.4975-7(b)(l)(iii). At the time an Acquisition Loan is made, the interest rate for the Acquisition Loan and the price of Company Stock to be acquired therewith may not be such that assets of the Plan might be drained off. The terms of an Acquisition Loan must, at the time the Acquisition Loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm’s length negotiations between independent parties. An Acquisition Loan may not be obtained if when it is obtained the Plan Administrator knows that federal or state law will be violated by the Primary Sponsor honoring the Put set forth in Section 10.3 of the Plan. The proceeds of any Acquisition Loan shall be used within a reasonable time after the Acquisition Loan is obtained and may only be used to purchase Company Stock, to repay the Acquisition Loan, or to repay any prior Acquisition Loan. An Acquisition Loan shall provide for no more than a reasonable rate of interest. An Acquisition Loan must be without recourse against the Plan and must be for a specific term and not payable at the demand of any person, except in case of default. For purposes of this Section, “default” shall mean the failure to pay any amount due under the Acquisition Loan, or any other event specified in the agreement memorializing the Acquisition Loan. The Acquisition Loan’s number of years to maturity must be definitely ascertainable. The only assets of the Fund that may be given as collateral for an Acquisition Loan are shares of Company Stock acquired with its proceeds or used as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan. The Company Stock pledged shall be credited to the Loan Suspense Account. No person entitled to payment under an Acquisition Loan shall have recourse against the Fund other than that collateral, Plan Sponsor contributions in cash that are made to meet obligations under the Acquisition Loan, and earnings attributable to that collateral and investment of Plan Sponsor contributions. In the event of a default upon an Acquisition Loan, the value of assets of the Plan transferred in satisfaction thereof shall not exceed the amount of default. If the lender under an Acquisition Loan is a person described in Code Section 4975(e)(2), the Acquisition Loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Acquisition Loan. A pledge of Company Stock must provide for the release of shares pledged, as provided in Subsection (b) below, upon the payment of any portion of the Acquisition Loan. An amendment of a Loan in order to qualify under this Section shall not be a refinancing of the loan or the making of another loan.

(b) For each Plan Year during the duration of the Acquisition Loan, the number of shares of Company Stock released from any pledge and from the Loan Suspense Account must equal the number of shares acquired with the proceeds of the Acquisition Loan held immediately before release for the current Plan Year multiplied by a fraction the numerator of which is the amount of principal and interest paid for that Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid fur all future Plan Years. These years are determined without taking into account any possible extension or renewal periods. In the event the interest is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral in the Loan Suspense Account includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class. Notwithstanding the above, the number of shares of Company Stock released from any pledge and from the Loan Suspense Account for each Plan Year during the duration of an Acquisition Loan may be determined by reference to principal payments only, if (1) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of those amounts for ten years, (2) interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables, and (3) by reason of a renewal, extension, or refinancing during or prior to the Plan Year, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period, and the duration of a new Acquisition Loan do not exceed ten years.

(c) Payments of principal and interest on any Acquisition Loan during a Plan Year shall be made by the Trustee only from (1) Plan Sponsor contributions made to the Trust to meet the Plan’s obligation under an Acquisition Loan, earnings from Plan Sponsor contributions, and any cash dividends attributable to Company Stock given as collateral for an Acquisition Loan (both received during or prior to the Plan Year), and (2) the proceeds of a subsequent Acquisition Loan made to repay a prior Acquisition Loan. Company Stock and earnings must be accounted for separately by the Plan until the Acquisition Loan is repaid.

(d) In the event that the contributions are insufficient to enable the Trust to pay principal and interest on the Acquisition Loan as it is due, then upon the Trustee’s request the Plan Sponsor shall make an Acquisition Loan to the Trust, as described in Treasury Regulation Section 54.4975-7(b)(4)(iii), in sufficient amounts to meet principal and interest payments. The new Acquisition Loan shall also meet all requirements of an “exempt loan” within the meaning of Treasury Regulation Section 54.4975-7(b)(l)(iii). Company Stock released from the pledge of the prior Acquisition Loan shall be pledged as collateral to secure the new Acquisition Loan. The Company Stock will be released from this new pledge and allocated to the Accounts of the Participants in accordance with applicable provisions of the Plan.

The provisions of this Section 6.11 shall continue to be applicable to shares of Company Stock acquired hereunder and held in the Loan Suspense Account even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

SECTION 7

HARDSHIP DISTRIBUTIONS AND IN-SERVICE WITHDRAWALS

7.1 Withdrawals During Employment.

(a) An Eligible Participant may withdraw, in cash, any portion of his Account pursuant to the following withdrawal options:

Level 1 Any dollar amount up to 100 percent of the Eligible Participant’s After-Tax Contributions made before January 1, 1987, excluding earnings thereon, not previously withdrawn; but not more than the current value of his After-Tax Participant Contributions then held under the Plan.

Level 2 Any dollar amount up to 100 percent of the sum of:

(1) the maximum amount available under Level 1; plus

(2) the amount of earnings, if any, attributable to the Eligible Participant’s After-Tax Contributions made before January 1, 1987, not previously withdrawn; plus

(3) the amount of the Eligible Participant’s After-Tax Contributions, and earnings thereon, made on or after January 1, 1987, not previously withdrawn; but not more than the current balance of the Eligible Participant’s After-Tax Accounts; plus

(4) the current balance in the Eligible Participant’s Rollover Accounts; plus

(5) the vested portion of the current balance in the Eligible Participant’s Pre-1992 Company Matching Account and Post-1991 Matching Account provided that an Eligible Employee who has participated in the Plan for less than five years from the date of the first Participant Contribution may not withdraw matching contributions that have been in the Plan for less than two years.

Level 3 Eligible Participants who have attained age 59-1/2 may withdraw any dollar amount up to 100 percent of the sum of:

(1) the maximum available under Level 2; plus

(2) the current balance of the Eligible Participant’s Before-Tax Participant Account; plus

(3) the current balance of the Eligible Participant’s Personal Savings Account Matching Account;

Level 4 in the event of financial hardship, and subject to Plan Sections 7.2 and 7.3, any dollar amount up to 100% of the sum of:

(1) the maximum available under Level 2; plus

(2) the current balance in the Eligible Participant’s Before-Tax Accounts, provided that no earnings after December 31, 1988, on Participant Before-Tax Contributions may be withdrawn unless the Eligible Participant has attained age 59½; plus

(3) the current balance of the Eligible Participant’s Personal Savings Account Matching Account, provided that no earnings on the Eligible Participant’s Personal Savings Account Matching Account may be withdrawn unless the Eligible Participant has attained age 59½.

(b) Prior to January 1, 2003, if a withdrawal is made by an Eligible Participant that includes any portion of the Eligible Participant’s post-1986 After-Tax Participant

Account, Plan Sponsor Contributions on the Participant’s behalf under Plan Section 3.3(a) shall be suspended for three months, provided, however, that such suspension will be waived in the case of a withdrawal made on account of financial hardship as described in Plan Section 7.2. On and after January 1, 2003, if a withdrawal is made by an Eligible Participant that includes any portion of the Eligible Participant’s post-1986 After-Tax Participant Basic Subaccount, Plan Sponsor Contributions on the Participant’s behalf under Plan Section 3.3(a) shall be suspended for three months, provided, however, that such suspension will be waived in the case of a withdrawal made on account of financial hardship as described in Plait Section 7.2. All Participant Contributions during the three-month suspension period shall not be eligible for Plan Sponsor contributions pursuant to Plan Section 3.3. Notwithstanding the foregoing, effective January 1, 2003, with respect to any withdrawals from a Participant’s After-Tax Participant Account, such withdrawals shall first come from the Participant’s After-Tax Participant Supplemental Subaccount and, once the After-Tax Participant Supplemental Subaccount is exhausted, from the Participant’s After-Tax Participant Basic Subaccount.

(c) An Eligible Participant may not make a withdrawal more frequently than once in any three-month period except in the ease of financial hardship.

(d) Withdrawals are based upon the value of an Eligible Participant’s Account as of the Valuation Date immediately following the receipt by the Plan Administrator of an Eligible Participant’s request for withdrawal in the manner prescribed by the Plan Administrator, if such request is received on or before the date specified by the Plan Administrator. If the request is received after the date specified by the Plan Administrator, withdrawals are based upon the value of the Eligible Participant’s Account as of the next practicable Valuation Date.

(e) Withdrawal amounts shall be paid out proportionately from applicable Individual Funds in which the portion of the Eligible Participant’s Account being withdrawn is invested.

(f) Notwithstanding the above, withdrawals during employment shall be controlled by the Plan provision in effect at the time such withdrawal is requested.

(g) Any distributions pursuant to this Section 7 shall be subject to the Eligible Rollover Distribution rules set forth in Plan Section 11.2.

7.2 Financial Hardship.

A distribution will be deemed to be on account of a financial hardship if the distribution is on account of

(a) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, his spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Code Section 213(d);

(b) purchase (excluding mortgage payments) of a principal residence for the Participant;

(c) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

(d) prior to October 1, 2002, damage to a Participant’s principal residence resulting from fire and “acts of God” not reimbursed by insurance or otherwise;

(e) prior to October 1, 2002, funeral expenses for a member of the Participant’s family;

(f) prior to October 1, 2002, military leave of at least six consecutive months;

(g) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(h) any other contingency determined by the Internal Revenue Service to constitute an “immediate and heavy financial need” within the meaning of Treasury Regulations Section 1.40l(k)-1(d)

7.3 Hardship Documentation. In addition to the requirements set forth in Plan Section 7.2, any distribution for financial hardship under Level 4 of Plan Section 7.1 shall not be in excess of the amount necessary to satisfy the need determined under Section 7.2 and shall also be subject to the following requirements:

(a) the Eligible Participant shall first obtain all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Plan Sponsor, and

(b) the Plan Sponsor shall not permit Elective Deferrals, including catch-up contributions as described in Code Section 414(v), or after-tax employee contributions to be made to the Plan or any other plan maintained by the Plan Sponsor, for a period of six (6) months after the Participant receives the withdrawal pursuant to this Section.

Such distribution shall be made only in accordance with such rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt, and shall also he made in accordance with the Eligible Rollover Distribution rules set forth in Plan Section 11.2. Any determination of the existence of hardship and the amount to be distributed on account thereof shall be made by the Plan Administrator in accordance with the foregoing rules as applied in a uniform and nondiscriminatory manner; provided that any such distribution may include the amount necessary to pay any federal, state, and local income taxes and penalties reasonably anticipated to result from the distribution. A distribution under this Section shall be made in a lump sum to the Participant as soon as administratively feasible following the date the request is received by the Plan Administrator.

SECTION 8

PAYMENT OF BENEFITS ON RETIREMENT OR

TERMINATION OF EMPLOYMENT

8.1 Determination of Benefit. In the event of a Termination of Employment of a Participant (including the Termination of Employment of a Participant on or after reaching age 65), the Participant’s vested Account shall be determined as of the Valuation Date coinciding with or immediately preceding the date the Participant’s Account is valued for imminent payout purposes pursuant to normal administrative procedures, increased by any contributions or Rollover Amounts allocated to the Account of the Participant after that Valuation Date and reduced by any distributions therefrom.

8.2 Vesting. A Participant shall be 100% vested in the Participant’s Account.

8.3 Payment of Benefit. Subject to Plan Section 11.3, a Participant’s Account shall be paid to him, or in the event of his death, to his Beneficiary. In the case of a Participant:

(a) who has a vested Account of $5,000 or less (effective October 1, 2002, without regard to the value of a Participant’s Rollover Account), as soon as practicable after the later of the date he ceases to be an Employee or the date he ceases to receive severance payments from the Plan Sponsor, if any; and

(b) who has a vested Account greater than $5,000 (effective October 1, 2002, determined without regard to the amounts attributable to a Participant’s Rollover Account), as soon as practicable following the date the Participant’s election is processed pursuant to the administrative procedures adopted by the Plan Administrator following the Participant’s Termination of Employment but in no event later than 60 days following the end of the Plan Year in which the Participant attains Normal Retirement Age, unless the Participant has elected in writing for payments to begin at a later date.

8.4 Form of Payment. The payment of a Participant’s vested Account shall be in the form of one lump sum to the extent practicable. A Participant with a vested Account greater than $5,000 (effective October 1, 2002, determined without regard to amounts attributable to a Participant’s Rollover Account) may instead elect, at the time and in the manner prescribed by the Plan Administrator, to receive payment of his vested Account in the form of quarterly installments over a period of not less than 10 years and not greater than 15 years. The first installment payment will commence as soon as practicable following the date the Participant’s election is processed pursuant to the administrative procedures adopted by the Plan Administrator but in no event prior to the later of the date the Participant ceases to be an Employee or ceases to receive severance payments from the Plan Sponsor, if any. Each next installment payment will be made each third month thereafter. The Account of a Participant who elects installment payments shall be credited with its pro rata share of the net income, gain or loss of the Fund during the period over which installments are paid. The Participant’s distribution from the portion of his Account invested in Company Stock, unless the Participant elects to receive his interest in such Accounts entirely in cash, shall be in whole shares of Company Stock (and cash in lieu of fractional shares). Distributions from the remaining

Accounts shall be in cash. Pursuant to procedures established by the Plan Administrator, a Participant who is entitled to a distribution from the ESOP (1) has the right to demand that the distribution be distributed in the form of Company Stock and (2) if the Company Stock distributed from the ESOP is not Publicly Traded has a right to require that the Primary Sponsor repurchase the Company Stock distributed at the Fair Market Value of Company Stock in accordance with the provisions of Plan Section 10.3.

8.5 Consent. Except as otherwise provided herein, payment of the Participant’s Account shall be made as soon as administratively feasible after the Participant terminates employment; provided, however, if the Participant’s Account exceeds $5,000 it will not be distributed before the 60th day of the year following the year in which the Participant reached Nominal Retirement Age, unless the Participant elected to defer distribution pursuant to Section 8.3(b).

8.6 Change in Vesting Schedule. If a Plan amendment directly or indirectly changes the vesting schedule, the vesting percentage for each Participant in his Account accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Participant with at least three (3) years of Vesting Service may irrevocably elect to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment.

8.7 Reemployment of Participant. If a Participant has a Termination of Employment and is subsequently reemployed by a Plan Sponsor or an Affiliate on or prior to receiving a distribution of his Account, the Participant’s Account shall be treated as the Account of a Participant who has not terminated employment other than in regard to allocations of Plan Sponsor contributions which would have been made to his Account at any Valuation Date occurring while the Participant was not employed by a Plan Sponsor.

SECTION 9

DEATH BENEFITS

If a Participant dies before receiving a distribution of his Account, his Beneficiary shall receive the Participant’s Account as soon as administratively feasible following the death of the Participant. Whether a deceased Participant’s Account must be paid in cash or in kind shall be determined in the same manner as under Section 8.4. If a Participant dies before beginning to receive a distribution of his Account, the Participant’s Beneficiary shall receive the Participant’s Account in one lump sum as soon as administratively feasible following the death of the Participant. If a Participant dies after beginning to receive a distribution of his Account, the Participant’s Beneficiary shall receive the undistributed portion of the Account. The Account of a Participant who dies while an Employee shall be fully vested.

SECTION 10

CONDITIONS OF DISTRIBUTION OF COMPANY STOCK

10.1 Restricted Stock. To the extent necessary to comply with federal or state securities laws, each share certificate for Company Stock distributed pursuant to the Plan shall be clearly marked “RESTRICTED” on its face and, to the extent appropriate at that time, shall bear on its reverse side legends to the following effect:

(a) That the securities evidenced by the certificate were issued and distributed without registration under the federal Securities Act of 1933 (the “1933 Act”) or under the applicable laws of any state (collectively referred to as the “State Acts”), in reliance upon certain exemptive provisions of the 1933 Act or any applicable State Acts;

(b) That the securities cannot be sold or transferred unless, in the opinion of counsel reasonably acceptable to the Primary Sponsor, the sale or transfer would be:

(1) pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration; and

(2) a transaction which is exempt under any applicable State Acts or pursuant to an effective registration statement under or in a transaction which is in compliance with the State Acts.

(c) That the securities evidenced by the certificate were issued and distributed in accordance with the provisions of the Plan and Trust, are subject to the provisions thereof, and may not be sold or transferred except in compliance with those provisions.

10.2 Securities Laws. If necessary to comply with the 1933 Act or any applicable State Acts, shares of Company Stock distributable under the Plan must be acquired for investment and not with a view to the public distribution thereof. In furtherance thereof, as a condition of receiving Company Stock under the Plan, the distributee may be required to execute an investment letter and any other documents that in the opinion of counsel reasonably acceptable to the Primary Sponsor, as issuer, arc necessary to comply with the 1933 Act or any applicable State Acts or any other applicable laws regulating the issuance or transfer of securities.

10.3 Put Rights.

(a) Each Share of Company Stock distributed under the Plan shall be subject to Put Rights. The Put Rights grant to the distributee (or his heirs or legatees) the right to require the Primary Sponsor or its designee to purchase any shares of Company Stock which have been distributed from the Plan provided that the Company Stock is not Publicly Traded at the time (the “Put”). The Put shall be exercisable by giving written notice to the Primary Sponsor for a period of sixty (60) days following the date of distribution, and if the Put is not exercised within that 60-day period, for an additional period of 60 days which begins on the later of (1) the anniversary date of the Plan Year following the Plan Year of distribution, or (2) the day following the expiration of the initial 60 day period. In the case of Company Stock which is Publicly Traded without restriction when distributed but ceases to be so traded during either of the sixty (60) day periods, the Primary Sponsor must give notice to each distributee (or his heirs or legatees) in writing on or before the tenth (10th) day after the date the Company Stock ceases to be so traded informing each distributee (or his heirs or legatees) that for the remainder of the period the Company Stock is subject to the Put and setting forth the terms of the Put. The number of days between the tenth (10th) day and the date on which notice is actually given, if later, must be added to the duration of the Put. The period during which the Put is exercisable does not include the time when a distributee (or his heirs or legatees) is unable to exercise it because the Primary Sponsor is prohibited from honoring it by applicable federal or state law.

(b) Except as provided in Section 10.3 above, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call, option, buy-sell or similar arrangement while held by or when distributed from the Plan.

(c) The provisions of this Section 10.3 shall continue to be applicable to shares of Company Stock acquired hereunder even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

SECTION 11

GENERAL RULES ON DISTRIBUTIONS

11.1 Accounts shall not be adjusted for earnings or losses incurred after the Valuation Date coinciding with or preceding the date of distribution of the Account.

11.2 Eligible Rollover Distributions. A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover. If an Eligible Rollover Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Eligible Rollover Distribution may commence less than 30 days after the notice required under section 1.411 (a)(11)(c) of the Income Tax Regulations is given, provided that:

(a) the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(b) the Distributee, after receiving the notice, affirmatively elects a distribution.

11.3 Required Distributions. Notwithstanding any other provisions of the Plan,

(a) Prior to the death of a Participant, all retirement payments hereunder shall —

(1) be distributed to the Participant not later than the required beginning date (as defined below) or,

(2) be distributed, commencing not later than the required beginning date (as defined below) —

(A) in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the Participant or over the lives of the Participant and his designated individual Beneficiary, if any, or

(B) in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated individual Beneficiary, if any.

(b) (1) If —

(A) the distribution of a Participant’s retirement payments have begun in accordance with Subsection (a)(2) of this Section, and

(B) the Participant dies before his entire vested Account has been distributed to him,

then the remaining portion of his vested Account shall be distributed at least as rapidly as under the method of distribution being used under Subsection (a)(2) of this Section as of the date of his death.

(2) If a Participant dies before the commencement of retirement payments hereunder, the entire interest of the Participant shall he distributed within five (5) years after his death.

(3) If —

(A) any portion of a Participant’s vested Account is payable to or for the benefit of the Participant’s designated individual Beneficiary, if any,

(B) that portion is to be distributed, in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the designated individual Beneficiary or over a period not extending beyond the life expectancy of the designated individual Beneficiary, and

(C) the distributions begin not later than one (1) year after the date of the Participant’s death or such later date as the Secretary of the Treasury may by regulations prescribe,

then, for purposes of Paragraph (2) of this Subsection (b), the portion referred to in Subparagraph (A) of this Paragraph (3) shall be treated as distributed on the date on which the distributions to the designated individual Beneficiary begin.

(4) If the designated individual Beneficiary referred to in Paragraph (3)(A) of this Subsection (b) is the surviving spouse of the Participant, then —

(A) the date on which the distributions are required to begin under Paragraph (3)(C) of this Subsection (b) shall not be earlier than the date on which the Participant would have attained age 70½, and

(B) if the surviving spouse dies before the distributions to such spouse begin, this Subsection (b) shall be applied as if the surviving spouse were the Participant.

(c) For purposes of this Section, the term “required beginning date” means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires or otherwise terminates employment; except with respect to a Participant who is a five percent (5%) owner (as described in Code Section 416(i)(1)(B)(i)) for the Plan Year ending in the calendar year in which such Participant attains age 70½, in which case, “required beginning date” means April 1 of the calendar year following the calendar year in which the Participant attains age 70½. With respect to a Participant (other than a five percent (5%) owner) who attains age 70½ prior to January 1, 1999, such Participant may elect in the form and manner prescribed by the Plan Administrator to receive a distribution of his Vested Account, in the manner described in this Section 11.3 hereof, commencing no later than April 1 of the calendar year in which the Participant attains age 70½.

(d) Distributions will be made in accordance with Code Section 401(a)(9) and the regulations issued thereunder, including the incidental benefit requirements. Notwithstanding the foregoing, effective as of January 1, 2003, any distributions pursuant to Code Section 401(a)(9) shall be administered in accordance with the requirements of Appendix D hereto.

11.4 Company Stock Not Publicly Traded. If a Participant is entitled to a distribution from the ESOP and the Company Stock distributed from the ESOP is not Publicly Traded, the Participant has a right to require that the Primary Sponsor repurchase the Company Stock distributed at the Fair Market Value of Company Stock pursuant to Plan Section 10.3.

SECTION 12

ADMINISTRATION OF THE PLAN

12.1 Trust Agreement. The Primary Sponsor shall establish a Trust with the Trustee designated by the Board of Directors for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

12.2 Operation of the Plan Administrator.

(a) The Primary Sponsor shall appoint a Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

(b) The Plan Administrator may resign by delivering a written resignation to the Board of Directors.

(c) The Plan Administrator shall not receive compensation for his or her services.

(d) The Plan Administrator from time to time may establish rules for the administration of the Plan and the transaction of its business including transitional rules during the first year of Plan implementation. The interpretation and construction of any provision of the Plan by the Plan Administrator shall be final and conclusive.

12.3 Powers and Duties of the Plan Administrator. The Plan Administrator shall have such discretionary powers as may be necessary to carry out the provisions of the Plan and to perform its duties hereunder, including, without limiting the generality of the foregoing, the power:

(a) To appoint, retain, and terminate such persons as it deems necessary or advisable to assist in the administration of the Plan or to render advice with respect to the responsibilities of the Plan Administrator under the Plan, including accountants, administrators, consultants, attorneys, custodians and physicians.

(b) To appoint, by written agreement, one or more Investment Managers with authority and discretion to manage, acquire, and dispose of all or any part of the assets of the Plan. The Investment Manager shall be either: (i) a corporation or partnership registered as an investment advisor under the Investment Advisers Act of 1940; (ii) a bank, as defined in that Act; or (iii) an insurance company qualified to manage, acquire, or dispose of any asset of an employee pension benefit plan under the laws of more than one State, and shall acknowledge in writing that it is a fiduciary with respect to the Plan.

(c) To review at least quarterly the performance of each Investment Manager and Trustee retaining investment discretion.

(d) To be generally responsible for reviewing at least annually the extent to which the administration of the Plan is in compliance with ERISA and the performance of persons appointed pursuant to subsection (a) above.

(e) To report on its activities and on the investment performance of the Investment Manager or Trustee at least annually to the Board.

(f) To determine all benefits and resolve all questions pertaining to the administration, interpretation and application of Plan provisions, either by rules of general applicability or by particular decisions, provided that all Employees similarly situated are treated in a uniform and non-discriminatory manner.

(g) To adopt such forms, rules and regulations as it shall deem necessary or appropriate for the administration of the Plan and the conduct of its affairs, provided that any such forms, rules and regulations shall not be inconsistent with the provisions of the Plan and shall be applied in a uniform and non-discriminatory manner to all Employees similarly situated.

(h) To remedy any inequity resulting from incorrect information received or communicated or from administrative error.

(i) To commence or defend any litigation arising from the operation of the Plan in any legal or administrative proceeding.

(j) To direct the Trustee with respect to all payments from the Trust Fund, including the payment of expenses.

(k) To designate committees to perform various Plan administrative functions.

(l) The Plan Administrator shall cause an Independent Appraiser to value shares of Company Stock as of the last day of each Plan Year if Company Stock is not then Publicly Traded, except that in the case of a transaction between the Plan and a “disqualified person” within the meaning Code Section 4975, the valuation shall be as of the date of the transaction.

12.4 Records and Reports.

(a) The Plan Administrator shall keep a record of its proceedings and acts and shall keep such books of accounts, records and other data as may be necessary for the proper administration of the Plan.

(b) The Plan Administrator shall furnish to each Participant and Beneficiary without cost to the recipient such material as may be required by law. The Plan Administrator may, in its discretion, provide a Participant or Beneficiary such other material as he requests in writing, in which case the Plan Administrator, in its discretion, may require the Participant or Beneficiary to pay the reasonable case of preparing and furnishing such material.

12.5 Required Information. Any Participant and any Beneficiary eligible to receive benefits under the Plan shall furnish to the Plan Administrator any information or proof requested by the Plan Administrator and reasonably required for the proper administration of the Plan. Failure on the part of the Participant or Beneficiary to comply with any such request within a reasonable period of time and in good faith shall be sufficient grounds for delay in the payment of benefits under the Plan until such information or proof is received by the Plan Administrator.

12.6 Compensation and Expenses. All expenses incident to the operation and administration of the Plan reasonably incurred, including, without limitation by way of specification, the fees and expenses of the Trustees, attorneys, advisors, and for such other professional, technical and clerical assistance as may be required, shall be charged against the Trust Fund unless paid by the Plan Sponsor.

12.7 Indemnification. The Primary Sponsor hereby agrees to indemnify the Plan Administrator (and each of its members, if applicable), and any other Employees who are deemed fiduciaries hereunder, and to hold them harmless against all liability, joint and several, for their acts, omissions and conduct and for the acts, omissions and conduct of their duly appointed agents made in good faith pursuant to the provisions of the Plan and Trust Agreement, including any out-of-pocket expenses reasonably incurred in the defense of any claim relating thereto; provided, however, that neither the Plan Administrator (nor its members, if applicable), nor any such fiduciary shall voluntarily assume or admit any liability, nor, except at its or his own cost, shall any of the foregoing make any payment, assume any obligations or incur any expense without the prior written consent of the Board of Directors. The Primary Sponsor may purchase, at its expense, liability insurance to protect the Primary Sponsor and the persons indemnified hereunder from liability incurred in the good faith administration of this Plan.

12.8 Action by a Plan Sponsor. Any action to be taken by a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body (including the Compensation Committee of such board of directors to the extent it has been delegated authority to do so), as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body (including the Compensation Committee of such board of directors to the extent it has been delegated authority to do so), as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or the Trust or to determine the basis of any Plan Sponsor contributions.

12.9 Voting of Company Stock.

(a) The Trustee shall vote shares of Company Stock held in the Fund and allocated to the Accounts of Participants as follows:

(1) Whole shares of Company Stock held in Accounts for which it has received instructions from Participants shall be voted in accordance with such instructions. In the absence of voting instructions by a Participant, whole shares of Company Stock held in a Participant’s Accounts held under the ESOP shall not be voted.

(2) The combined fractional shares and fractional rights to shares of Company Stock held in Accounts shall be voted to the extent possible in the same proportion as whole shares of Company Stock held in such Accounts are directed to be voted by Participants unless the fiduciary requirements of ERISA require otherwise.

(b) Each Participant who is then entitled to an allocation of the Allocated Suspense shares in accordance with the provisions of Plan Section 5.4, shall instruct the Trustee as to how the Allocated Suspense Shares allocated to such Participant shall be voted and the Trustee shall vote the Allocated Suspense Shares for which it has received instructions from Participants in accordance with such instructions. The Trustee shall vote Allocated Suspense Shares for which it has received no instructions in the same proportions as the Allocated Suspense Shares for which it has received instructions are voted.

12.10 Appeals Fiduciary. The Primary Sponsor shall appoint an Appeals Fiduciary. The Appeals Fiduciary shall be required to review claims for benefits payable due to the Participant’s Disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Section 12.3. The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination. The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, the Primary Sponsor shall appoint a successor.

SECTION 13

CLAIM REVIEW PROCEDURE

13.1 Notice of Denial. If a Participant or a Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant’s Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant’s Disability) from the end of such initial period. With respect to a claim for benefits due to the Participant’s Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim. In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

13.2 Contents of Notice of Denial. If Participant or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

(a) the specific reasons for the denial;

(b) specific references to the pertinent provisions of the Plan on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d) an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Sections 502(a) of ERISA following art adverse benefit determination on review;

(e) in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(f) in the case of a claim for benefits due to the Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

13.3 Right to Review. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

(a) request a full and fair review of the denial o the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to the Participant’s Disability);

(b) request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(c) submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

(d) a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

13.4 Application for Review.

(a) If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Section 13.4, or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.

(b) If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to the Participant’s Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial. With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental. investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall

(i) consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(ii) identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

13.5 Hearing. Upon receiving such written application for review, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

13.6 Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place:

13.7 Counsel. All claimants requesting a review of the decision denying their claim for their benefits may employ counsel for purposes of the hearing.

13.8 Decision on Review. No later than sixty (60) days (forty-live (45) days with respect to a claim for benefits due to the Participant’s Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant’s Disability) after the date of receipt of the written application for review. If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(a) the specific reasons for the decision;

(b) specific references to the pertinent provisions of the Plait on which the decision is based;

(c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d) an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

(e) in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(f) in the case of a claim for benefits due to the Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and

(g) in the case of a claim for benefits due to the Participant’s Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

SECTION 14

LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY

INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

14.1 Inalienability of Benefits. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Section shall not apply to a “qualified domestic relations order” (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order. The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith. In addition, a distribution to an “alternate payee” (as defined in Code Section 414(q) shall be permitted if such distribution is authorized by a Qualified Domestic Relations Order, even if the affected Participant has not yet separated from service and has not yet reached the “earliest retirement age” (as defined in Code Section 414(p)).

14.2 Payment to a Minor or Incompetent. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

14.3 Missing Participant. If the Plan Administrator cannot ascertain the whereabouts of any Participant to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the Participant be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Plan Section 4.1 (b) or (c) as applicable, except that, in the event the Participant later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the Plan

Sponsor shall contribute to the Plan an amount equal to the payment to be paid to him as soon as administratively feasible.

SECTION 15

PROHIBITION AGAINST DIVERSION

At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions.

SECTION 16

LIMITATION OF RIGHTS

Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan and the Trust by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

SECTION 17

AMENDMENT TO OR TERMINATION OF THE

PLAN AND THE TRUST

17.1 Amendment or Termination. The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part by action approved by the Board of Directors or its delegatee; provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds hold under a Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be increased without its written consent: and provided further that the provisions of the Plan affecting the amount, price and timing of awards (within the meaning of Rule 16b-3(c) promulgated pursuant to the Securities Exchange Act of 1934) and affecting the eligibility of persons subject to Section 16 of the Securities Exchange Act of 1934 to participate in the Plan, shall be amended only by a committee of two or more “disinterested directors,” as that term is used in Rule 16b-3(c)(2)(i) promulgated pursuant to the Securities Exchange Act of 1934, other than to comport with changes in the Code, ERISA or the rules and regulations thereunder. No such modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of benefits already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan and Trust pursuant to the Plan.

17.2 Termination by Plan Sponsor. Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor and the Trustee unless such termination would result in the disqualification of the Plan or the Trust or would adversely affect the exempt status of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor. Any termination by a Plan Sponsor, shall not be a termination as to any other Plan Sponsor.

17.3 Vesting Upon Termination.

(a) If the Plan is terminated by the Primary Sponsor or if contributions to the Trust should be permanently discontinued, it shall terminate as to all Plan Sponsors and the Fund shall be used, subject to the payment of expenses and taxes, for the benefit of Participants and Beneficiaries, and for no other purposes, and the Account of each affected Participant shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

(b) In the event of the partial termination of the Plan, each affected Participant’s Account shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

17.4 Effect of Plan Sponsor Termination. In the event of the termination of the Plan or the Trust with respect to a Plan Sponsor, the Accounts of the Participants with respect to the Plan as adopted by such Plan Sponsor shall be held subject to the instructions of the Plan Administrator; provided that the Trustee shall not be required to make any distribution until it receives a copy of an Internal Revenue Service determination letter to the effect that the termination does not affect the qualified status of the Plan or the exempt status of the Trust or, in the event that such letter is applied for and is not issued, until the Trustee is reasonably satisfied that adequate provision has been made for the payment of all taxes which may be due and owing by the Trust.

17.5 Merger, Transfer, Consolidation. In the event of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to, any other plan qualified under Code Section 401, the terms of the merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which the Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

17.6 Successor Companies. Any business entity which succeeds to all or any part of the business or assets of the Primary Sponsor may, by resolution of its board of directors (or like controlling body), adopt the Plan and shall thereupon succeed to such rights and assume such obligations hereunder as such business entity and the Board shall have agreed upon in writing.

17.7 Early Retirement Benefits. Notwithstanding any other provision of the Plan, an amendment to the Plan –

(a) which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or

(b) which eliminates an optional form of benefit shall not be effective with respect to benefits attributable to service before the amendment is adopted. In the case of a retirement, type subsidy described in Subsection (a) above, this Section shall be applicable only to a Participant who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.

SECTION 18

PARTICIPATION IN PLAN BY AFFILIATE OR SUBSIDIARY

18.1 Adoption by Subsidiary or Affiliate; Extension to Division or Unit. Any subsidiary, Affiliate, unit, or division of the Primary Sponsor, or any unit or division of a subsidiary or Affiliate, may become a participating employer in this Plan with respect to its employees by adopting this Plan with the consent of the Primary Sponsor. Upon the filing with the Trustee and the Plan Administrator of a certified copy of the resolutions or other document evidencing adoption of the Plan and a written instrument evidencing the consent of the Board of Directors to such adoption, such subsidiary, Affiliate, unit or division shall be admitted as a participating employer in the Plan with respect to its Eligible Employees. Any contributions provided for under the Plan and made by such participating employer or by its Eligible Employees shall become part of the Trust and shall be held by the Trustee subject to the terms and provisions of the Plan and the Trust Agreement. The Board of Directors shall designate the divisions or units of the Primary Sponsor which shall be participating employers under the Plan.

18.2 Special Provisions for Employees of Subsidiaries, Affiliates, Acquired Companies, Units and Divisions.

(a) In approving the adoption of the Plan by, or the extension of the Plan to, any employer under Section 18.1, the Primary Sponsor, subject to the requirements of applicable law, shall designate (i) the extent, if any, to which employment prior to the date of such adoption or extension shall be considered as Eligibility Service or as Vesting Service, (ii) the extent, if any, to which benefits with respect to employment prior to the date of such adoption or extension shall be provided under the Plan, and (iii) such other special provisions (which may differ from the provisions of the Plan as set forth herein) which shall apply to employees of such employer. Such special provisions shall be set forth in an Appendix to this Plan.

(b) The special provisions referred to in paragraph (a) above, to the extent applicable, shall govern as to the eligibility for, and the amount of, benefits payable under the Plan, notwithstanding the regular provisions of the Plan.

SECTION 19

QUALIFICATION AND RETURN OF CONTRIBUTIONS

19.1 Qualification by IRS. If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan and trust within one (1) year after the date of denial of qualification (a) the contribution of a Plan Sponsor after payment of all expenses will be returned to a Plan Sponsor free of the Plan and Trust, (b) contributions made by a Participant shall be returned to the Participant who made the contributions, and (c) the Plan and Trust shall thereupon terminate.

19.2 Deductibility of Contributions. All Plan Sponsor contributions to the Plan are contingent upon deductibility. To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor’s request, a contribution which was made by reason of a mistake of fact or which was nondeductible under Code Section 404, shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

In the event of a contribution which was made by reason of a mistake of fact or which was nondeductible, the amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to the excess. Any net income attributable to the excess shall not be returned to the Plan Sponsor. No return of any portion of the excess shall be made to the Plan Sponsor if the return would cause the balance in a Participant’s Account to be less than the balance would have been had the mistaken contribution not been made.

SECTION 20

INCORPORATION OF SPECIAL LIMITATIONS

AND OF OTHER PLAN SPONSORS

Appendices A, B, C and D to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.

IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.

AVON PRODUCTS, INC.

By:	/s/ Andrea Jung

Title:	Chairman & Chief Executive Officer

APPENDIX A

LIMITATION ON ALLOCATIONS

SECTION 1

Except to the extent permitted under Plan Section 3.1(c) and Code Section 414(v), if applicable, the ‘annual addition’ for any Participant for any one limitation year may not exceed the lesser of:

(a) $40,000, as adjusted under Code Section 415(d); or

(b) 100% of the Participant’s Annual Compensation.

The limit described in Subsection (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

SECTION 2

For the purposes of this Appendix A, the term “annual addition” for any Participant means for any limitation year, the sum of certain Plan Sponsor, Affiliate, and Participant contributions, forfeitures, and other amounts as determined in Code Section 415(c)(2) in effect for that limitation year. Participant contributions shall be determined without regard to Rollover Amounts, employee contributions to a simplified employee pension which are excludable from gross income under Code Section 401(k)(6), and catch-up contributions as described in Code Section 414(v).

SECTION 3

For purposes of this Appendix A, the term “limitation year” shall mean a Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve month period adopted in accordance with regulations issued by the Secretary of the Treasury.

SECTION 4

For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan. In the event any of the actions to be taken pursuant to Section 5 of this Appendix A or pursuant to any language of similar import in another defined contribution plan are required to be taken as a result of the annual additions of a Participant exceeding the limitations set forth in Section 1 of this Appendix A, because of the Participant’s participation in more than one defined contribution plan, the actions shall be taken first with regard to this Plan.

SECTION 5

In the event the limitations contained in Section 1 of this Appendix A are exceeded, any reduction in the annual addition made on behalf of a Participant shall first be made in all other defined contribution plans of the Plan Sponsor in which the Participant participates and in the event the limitation contained in Section 1 of this Appendix A is exceeded, who in the event of reasonable error in determining deferrals, the Plan Administrator shall, in writing, direct the Trustee to take such of the following actions as the Plan Administrator shall deem appropriate, specifying in each case the amount or amounts of contributions involved:

(a) Supplemental Contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.2 which constitute After-Tax Participant Contributions shall be reduced in the amount of the excess and distributed to the Participant together with income, gain or loss attributable to such contributions through the end of the Plan Year in which the contribution was made;

(b) If further reduction is necessary, Supplemental Contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.1 which constitute Before-Tax Participant Contributions shall be reduced in the amount of the remaining excess together with income, gain or loss attributable to such contributions through the end of the Plan Year in which the contribution was made and distributed to the Participant.

(c) If further reduction is necessary, Basic Contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.2 which constitute After-Tax Participant Contributions and contributions of the Plan Sponsor thereon pursuant to Plan Section 3.3 shall be reduced in the amount of the remaining excess together with income, gain or loss attributable to such contributions throughout the end of the Plan Year. The amount of reduction of After-Tax Participant Contributions shall be distributed to the Participant. The amount of the reduction under Plan Section 3.3 shall be reallocated to the ESOP Matching Accounts of Participants who are not affected by the limitations in the same proportion as the contribution of the Plan Sponsor for the year is allocated under Plan Section 4.1 to the Accounts of such Participants; and

(d) If further reduction is necessary, Basic Contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.1 which constitute Before-Tax Participant Contributions and contributions of the Plan Sponsor thereon pursuant to Plan Section 3.3 shall be reduced in the amount of the remaining excess together with income, gain or loss attributable to such contributions through the end of the Plan Year in which the contribution was made. The amount of the reduction of Before-Tax Participant Contribution shall be distributed to the Participant. The amount of reduction under Plan Section 3.3 shall be reallocated to the ESOP Matching Accounts of Participant who are not affected by the limitations in the same proportion as the contribution of the Plan Sponsor for the year is allocated under Plan Section 4.1 to the Accounts of such Participants; and

(e) If further reduction is necessary, Company contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.5 shall be reduced by the remaining excess together with income, gain or loss attributable to such contributions through the end of the Plan Year in which the contribution was made, and reallocated to the ESOP Matching Accounts of Participants who are not affected by the limitations in the same proportion as the contribution of the Plan Sponsor for the year is allocated under Plan Section 4.1 to the Accounts of such Participants.

(f) If the contributions of the Plan Sponsor would cause the annual addition to exceed the limitations set forth herein with respect to all Participants under the Plan, the portion of such contributions in excess of the limitations shall be segregated in a suspense account. While the suspense account is maintained, (1) no Plan Sponsor contributions under the Plan shall be made which would be precluded by this Appendix A, (2) income, gains and losses of the Fund shall not be allocated to such suspense account and (3) amounts in the suspense account shall be allocated in the same manner as Plan Sponsor contributions under the Plan as of each Valuation Date on which Plan Sponsor contributions may be allocated until the suspense account is exhausted. In the event of the termination of the Plan, the amounts in the suspense account shall be returned to the Plan Sponsor to the extent that such amounts may not then be allocated to the Participants’ Accounts.

Notwithstanding anything contained in the Plan to the contrary, the Plan Administrator may modify the provisions of this Section 5 with respect to reduction of Participant’s accounts in accordance with such procedures as the Plan Administrator may establish with respect to catch-up contributions described in code Section 414(v).

APPENDIX B

TOP-HEAVY PROVISIONS

SECTION 1

As used in this Appendix B, the following Words shall have the following meanings:

(a) “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

(b) “Key Employee” means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date was:

(1) an officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than $130,000 (as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury for Plan Years beginning after December 31, 2002) for the calendar year in which the Plan Year ends, where the term ‘officer’ means an administrative executive in regular and continual service to the Plan Sponsor or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of (A) fifty (50) employees; or (B) the greater of (I) three (3) employees or (II) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer. If for any year, no officer of the Plan Sponsor meets the requirements of this Subparagraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph (1);

(2) an owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

(3) an owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $l50,000.

For purposes of determining ownership under Subsections (2) and (3) above, the rules set forth in Code Section 318(a)(2) shall be applied as follows (i) in the case of any Plan Sponsor or Affiliate which is a corporation, by substituting five percent (5%) for fifty percent (50%) and (ii) in the case of any Plan Sponsor or Affiliate which is not a corporation, ownership shall be determined in accordance with Treasury Regulations which shall be based on principles similar to the principles of Code Section 318 (modified as described in Clause (i) above).

Employees other than Key Employees are sometimes referred to in this Appendix B as ‘non-key employees.’

(c) “Required Aggregation Group” means:

(1) each plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) in which a Key Employee is a participant, and

(2) each other plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

(d) (1) “Top-Heavy” means:

(A) if the Plan is not included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date;

(i) the present value of the cumulative Accounts (excluding catch-up contributions as described in Code Section 414(v) made in the Plan Year in which the determination is being made) under the Plan for all Key Employees exceeds sixty percent (60%) of the present value of the cumulative Accounts (excluding catch-up contributions as described in Code Section 414(v) for the Current Plan Year) under the Plan for all Participants; and

(ii) the Plan, when included in every potential combination, if any, with any or all of:

(I) any Required Aggregation Group, and

(II) any plan of the Plan Sponsor which is not part of any Required Aggregation Group and which qualifies under Code Section 401(a)

is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(B) if the Plan is included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i) the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(ii) the Required Aggregation Group, when included in every potential combination, if any, with any or all of the plans of the Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a), is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

(C) For purposes of Subparagraphs (A)(ii) and (B)(ii) of this Paragraph (1), any combination of plans must satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(2) A group shall be deemed to be a Top-Heavy Group if:

(A) the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

(B) sixty percent (60%) of a similar sum determined for all participants in such plans.

(3) (A) For purposes of this Section, the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

(i) as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

(ii) as to any simplified employee pension, the aggregate employer contributions, and

(iii) an adjustment for contributions due as of the Determination Date or last day of a plan year.

In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided however that in the first plan year of the plan, the adjustment in Clause (iii) of this Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first plan year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) and the aggregate contributions in Clause (ii) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section 412(c)(l0) to the extent not included under Clause (i) or (ii) of this Subparagraph (A).

(B) For purposes of this Subsection, the present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.4161.

(C) For purposes of determining the present value of the cumulative accrued benefit under a plan for any Participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the Participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the one-year period ending on the Determination Date or the last day of the Plan Year that falls within the calendar year in which the Determination Date falls. In the case of a distribution made with respect to a Participant made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting a five-year period for the one-year period.

(D) For purposes of this Paragraph (3), participant contributions which are deductible as “qualified retirement contributions” within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

(E) For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

(F) For purposes of this Paragraph (3), if any Employee has not performed any service for a Plan Sponsor or an Affiliate maintaining the Plan during the one-year period ending on the Determination Date, any accrued benefit for that Employee shall not be taken into account.

(G) (i) In the case of an “unrelated rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and

(ii) in the case of a “related rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

For purposes of this Subparagraph (G), an “unrelated rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph (G), a “related rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.

SECTION 2

(a) Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided in Subsection (b) of this Section, in any Plan Year during which the Plan is Top-Heavy, allocations of Plan Sponsor contributions and forfeitures for the Plan Year for the Account of each Participant who is not a Key Employee and who has not separated from service with the Plan Sponsor prior to the end of the Plan Year shall not be less than three percent (3%) of the Participant’s Annual Compensation. For purposes of this Subsection, an allocation to a Participant’s Account resulting from any Plan Sponsor contribution attributable to a salary reduction or similar arrangement shall not be taken into account.

(b) (1) The percentage referred to in Subsection (a) of this Section for any Plan Year shall not exceed the percentage at which allocations are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for a Plan Year. For purposes of this Paragraph, an allocation to the Account of a Key Employee resulting from any Plan Sponsor contribution attributable to a salary reduction or similar agreement shall be taken into account but allocations of catch-up contributions as described in Code Section 414(v) shall not be taken into account.

(2) For purposes of this Subsection (b), all defined contribution plans which are members of a Required Aggregation Group shall be treated as part of the Plan.

(3) This Subsection (b) shall not apply to any plan which is a member of a Required Aggregation Group if the plan enables a defined benefit plan which is a member of the Required Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410.

(4) If the Plan Sponsor maintains a defined benefit plan which is qualified under Code Section 401(a) and which would be Top-Heavy within the meaning of the Plan for its plan year ending within or coincident with the Plan Year, no allocation shall be made pursuant to Subsection (a) of this Section on behalf of any Participant who participates in the defined benefit plan and acquires a year of service within the meaning of paragraphs (4), (5) and (6) of Code Section 411(a) under the defined benefit plan for the plan year, if the defined benefit plan provides generally that the accrued benefit of the Participant when expressed as an annual retirement benefit shall not, when expressed as a percentage of the Participant’s Annual Compensation, be less than the lesser of (A) 2 percent multiplied by the number of such years of service in plan years during which such plan was Top-Heavy, or (B) 20 percent.

APPENDIX C

SPECIAL NONDISCRIMINATION RULES

SECTION 1

As used in this Appendix, the following words shall have the following meanings:

(a) “Eligible Participant” means a Participant who is an Employee during any particular Plan Year.

(b) “Highly Compensated Eligible Participant” means any Eligible Participant who is a Highly Compensated Employee.

(c) “Matching Contribution” means any contribution made by a Plan Sponsor and any other contribution made to a plan by a Plan Sponsor or an Affiliate on behalf of an Employee on account of a contribution made by an Employee or on account of an Elective Deferral.

(d) “Qualified Matching Contribution” means Matching Contributions of the Plan Sponsor or an Affiliate to the 401(k) Account of a Participant who is not a Highly Compensated employee which are immediately nonforfeitable when made, and which would be nonforfeitable, regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Section 401(k)(2)(B) of the Code and the regulations thereunder.

(e) “Qualified Nonelective Contributions” means contributions of the Plan Sponsor or an Affiliate to the 401(k) Account of a Participant who is not a Highly Compensated Employee, other than Matching Contributions or Elective Deferrals, which are nonforfeitable when made, and which would be nonforfeitable regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Code Section 401(k)(2)(B) and the regulations thereunder.

SECTION 2

Except as provided in Section 8, in addition to any other limitations set forth in the Plan, for each Plan Year one of the following tests must be satisfied:

(a) the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the Plan Year multiplied by 1.25; or

(b) the excess of the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year over that of all other Eligible

Participants for the Plan Year must not be more than two (2) percentage points, and the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the Plan Year multiplied by two (2).

The “actual deferral percentage” for the Highly Compensated Eligible Participants and all other Eligible Participants for a Plan Year is the average in each group of the ratios, calculated separately for each Employee, of the Deferral Amounts contributed by the Plan Sponsor on behalf of an Employee for the Plan Year to the Annual Compensation of the Employee in the Plan Year. In addition, for purposes of calculating the “actual deferral percentage” as described above, Deferral Amounts of Employees who are not Highly Compensated Employees which are prohibited by Code Section 40l(a)(30) shall not be taken into consideration. Except to the extent limited by Treasury Regulation Section 1.401(k)-l(b)(5) and any other applicable regulations promulgated by the Secretary of the Treasury, all or part of the Qualified Matching Contributions and Qualified Nonelective Contributions (other than Qualified Nonelective Contributions that are treated as matching Contributions pursuant to Section 5 of Appendix C) made pursuant to the Plan may be treated as Deferral Amounts for purposes of determining the “actual deferral percentage.” The Plan Sponsor may in its sole discretion contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made. Qualified Nonelective Contributions for a Plan Year will be allocated to the QMAC/QNEC Account of the Participant who has the least amount of Annual Compensation for such Plan Year in an amount which, when combined with contributions made on behalf of the Participant pursuant to Sections 3.2 and 3.3, equals twenty-five percent (25%) of the Participant’s Annual Compensation. This Qualified Nonelective Contribution formula allocation shall be repeated for the Participants, determined in ascending order of relative Annual Compensation for such year, until the actual deferral percentage test described in this Section is passed.

SECTION 3

If the Deferral Amounts contributed on behalf of any Highly Compensated Eligible Participant exceeds the amount permitted under the “actual deferral percentage” test described in Section 2 of this Appendix C for any given Plan Year, then before the end of the Plan Year following the Plan Year for which the Excess Deferral Amount was contributed, (a) the portion of the Excess Deferral Amount for the Plan Year attributable to a Highly Compensated Participant, as adjusted to reflect income, gain, or loss attributable to it through the date the end of the Plan Year for which the test is being performed and reduced by any excess Elective Deferrals as determined pursuant to Section 3.1 previously distributed to a Participant for the Participant’s taxable year ending with or within the Plan Year, may be distributed to the Highly Compensated Eligible Participant or (b) to the extent provided in regulations issued by the Secretary of the Treasury, the Plan Administrator may permit the Participant to elect, within two and one-half months after the end of the Plan Year for which the Excess Deferral Amount was contributed, to treat the Excess Deferral Amount, unadjusted for earnings, gains, and losses, but as so reduced, as an amount distributed to the Participant and then contributed as an after-tax contribution by the Participant to the Plan (“recharacterized amounts”). The income allocable to such Excess Deferral Amount shall be determined in a similar manner as described in Section 4.2 of the Plan. The Excess Deferral Amount to be distributed or recharacterized shall be reduced by Deferral Amounts previously distributed or recharacterized for the taxable year ending in the same Plan Year, and shall also be reduced by Deferral Amounts previously distributed or recharacterized for the Plan Year beginning in such taxable year. For all other purposes under the Plan other than this Appendix C recharacterized amounts shall continue to be treated as Deferral Amounts. The portion of the Matching Contribution on which such Excess Deferral Amount was based shall be forfeited upon the distribution or recharacterization, as the case may be, of such Excess Deferral Amount.

(a) For purposes of this Section 3, “Excess Deferral Amount” means, with respect to a Plan Year, the excess of:

(1) the aggregate amount of Deferral Amounts contributed by a Plan Sponsor on behalf of Highly Compensated Eligible Participants for the Plan Year, over

(2) the maximum Amount of Deferral Amounts permitted under Section 2 of this Appendix C for the Plan Year, which shall be determined by reducing the Deferral Amounts contributed on behalf of Highly Compensated Eligible Participants in order of the actual deferral percentages beginning with the highest of such percentages.

(b) Distribution of the Excess Deferral Amount for any Plan Year shall be made to Highly Compensated Eligible Participants on the basis of the dollar amount of Deferral Amounts attributable to each Highly Compensated Eligible Participant. The Plan Sponsor shall determine the amount of Excess Deferral Amounts which shall be distributed to each Highly Compensated Eligible Participant as follows.

(1) The Deferral Amounts allocated to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant’s remaining Deferral Amounts for the Plan Year to be equal to the dollar amount of the Deferral Amounts allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Deferral Amounts for the Plan Year. This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Paragraph (1), equals the total Excess Deferral Amounts.

(2) If the total amount distributed under Paragraph (1) of this Section 3(b) is less than the total Excess Deferral Amounts, the procedure in Paragraph (1)

shall be successively repeated until the total dollar amount distributed is equal to the total Excess Deferral Amounts attributable to Highly Compensated Eligible Participants.

If a distribution of the Excess Deferral Amounts attributable to the Highly Compensated Eligible Participants is made in accordance with Paragraphs (1) and (2) of this Section, the limitations in Section 2 of this Appendix C shall be treated as being met regardless of whether the actual deferral percentage, if recalculated after such distributions, would have satisfied the requirements of Section 2.

SECTION 4

The Plan Administrator shall have the responsibility of monitoring the Plan’s compliance with the limitations of this Appendix C and shall have the power to take all steps it deems necessary or appropriate to ensure compliance, including, without limitation, restricting the amount which Highly Compensated Eligible Participants can elect to have contributed pursuant to Section 3.1(a). Any actions taken by the Plan Administrator pursuant to this Section 4 shall be pursuant to non-discriminatory procedures consistently applied.

SECTION 5

Except as provided in Section 8, in addition to any other limitations set forth in the Plan, Matching Contributions under the Plan and the amount of nondeductible employee contributions under the Plan, for each Plan Year must satisfy one of the following tests:

(a) The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed 125% of the contribution percentage for all other Eligible Participants for the Plan Year; or

(b) The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed the lesser of (1) 200 % of the contribution percentage for all other Eligible Participants for the Plan Year, and (2) the contribution percentage for all other Eligible Participants for the Plan Year plus two (2) percentage points.

Notwithstanding the foregoing, for purposes of this Section 5, the terms Highly Compensated Eligible Participant and Eligible Participant shall not include any Participant who is not eligible to receive a Matching Contribution under the provisions of the Plan, other than as a result of the Participant failing to contribute to the Plan or failing to have an Elective Deferral contributed to the Plan on the Participant’s behalf. The “contribution percentage” for Highly Compensated Eligible Participants and for all other Eligible Participants for a Plan Year shall be the average of the ratios, calculated separately for each Participant, of (A) to (B), where (A) is the amount of Matching Contributions under the Plan (excluding Qualified Matching Contributions which are used to apply the test set forth in Section 2 of this Appendix C) and nondeductible employee contributions made under the Plan for the Eligible Participant for the Plan Year, and where (B) is the Annual Compensation of the Eligible Participant for the Plan Year. Except to the extent limited by Treasury Regulation Section 1.401(m)-e(b)(5) and any other applicable regulations promulgated by the Secretary of the Treasury, a Plan Sponsor may elect to treat Deferral Amounts and Qualified Nonelective Contributions as Matching Contributions for purpose of determining the “contribution percentage,” provided the Deferral Amounts, excluding those treated as Matching Contributions, satisfy the test set forth in Section 2 of Appendix C. The Plan Sponsor may in its sole discretion contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan Year for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made. Notwithstanding the foregoing, Qualified Nonelective Contributions and Qualified Matching Contributions that are taken into account for purposes of applying the test contained in Section 2 of this Appendix C shall not be taken into account under this Section 5. Qualified Matching Contributions will be allocated to the QMAC/QNEC Account of the Participant who has the lowest average deferral percentage in an amount which, when combined with contributions made on behalf of the Participant pursuant to Sections 3.2 and 3.3, equals twenty-five percent (25%) of the Participant’s Annual Compensation. This Qualified Matching Contribution formula allocation shall be repeated for the Participants, determined in ascending order of relative Annual Compensation for such year, until the actual deferral percentage test described in this Section is passed. Qualified Nonelective Contributions for a Plan Year will be allocated to the QMAC/QNEC Account of the Participant who has the least amount of Annual Compensation for such Plan Year in an amount which, when combined with contributions made on behalf of the Participant pursuant to Sections 3.2 and 3.3, equals twenty-five percent (25%) of the Participant’s Annual Compensation. This Qualified Nonelective Contribution formula allocation shall be repeated for the Participants, determined in ascending order of relative Annual Compensation for such year, until the actual deferral percentage test described in this Section is passed.

SECTION 6

If either (a) the Matching Contributions and, if taken into account under Section 5 of this Appendix C, the Deferral Amounts, Qualified Nonelective Contributions and/or Qualified Matching Contributions made on behalf of Highly Compensated Eligible Participants, or (b) the nondeductible employee contributions made by Highly Compensated Eligible Participants exceed the amount permitted under the “contribution percentage test” for any given Plan Year, then, before the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made, the amount of the Excess Aggregate Contributions attributable to the Plan for the Plan Year under either Section (6)(c)(1) or (2), or both, as adjusted to reflect any income, gain or loss attributable to such contributions through the date the Excess Aggregate Contributions are distributed shall be distributed or, if the Excess Aggregate Contributions are forfeitable, forfeited. The income allocable to such contributions shall be determined in a similar manner as described in Section 4.2 of the Plan. As to any Highly Compensated Employee, any distribution or forfeiture of his allocable portion of the Excess Aggregate Contributions for a Plan Year shall first be attributed to any nondeductible employee contributions made by the Participant during the Plan Year for which no corresponding Plan Sponsor contribution is made and then to any remaining nondeductible employee contributions made by the Participant during the Plan Year and any Matching Contributions thereon. As between the Plan and any other plan or plans maintained by the Plan Sponsor in which Excess Aggregate Contributions for a Plan Year are held, each such plan shall distribute or forfeit a pro-rata share of each class of contribution based on the respective amounts of a class of contribution made to each plan during the Plan Year. The payment of the Excess Aggregate Contributions shall be made without regard to any other provision in the Plan.

For purposes of this Section 6, with respect to any Plan Year, “Excess Aggregate Contributions” means the excess of:

(a) the aggregate amount of the Matching Contributions and nondeductible employee contributions (and any Qualified Nonelective Contributions or Qualified Matching Contributions) and, if taken into account under Section 5 of this Appendix C, the Deferral Amounts actually made on behalf of Highly Compensated Eligible Participants for the Plan Year, over

(b) the maximum amount of contributions permitted under the limitations of Section 5 of this Appendix C, determined by reducing contributions made on behalf of Highly Compensated Eligible Participants in order of their contribution percentages beginning with the highest of such percentages.

The determination of the amount of Excess Aggregate Contributions under this Section 6 shall be made after (1) first determining the excess Elective Deferrals under Section 3.1(b) of the Plan and (2) then determining the Excess Deferral Amounts under Section 3 of this Appendix C.

(c) Distribution or forfeiture of nondeductible employee contributions or Matching Contributions in the amount of the Excess Aggregate Contributions for any Plan Year shall be made with respect to Highly Compensated Eligible Participants on the basis of the dollar amount of the Excess Aggregate Contributions attributable to each Highly Compensated Eligible Participant. Forfeitures of Excess Aggregate Contributions may not be allocated to Participants whose contributions are reduced under this Section 6. The Plan Sponsor shall determine the amount of Excess Aggregate Contributions which shall be distributed to each Highly Compensated Eligible Participant as follows.

(1) The Matching Contributions and nondeductible contributions allocated to the Highly Compensated Eligible Participant with the highest dollar amount of such contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant’s remaining Matching Contributions and nondeductible contributions for the Plan Year to be equal to the dollar amount of such contributions allocated to the Highly

Compensated Eligible Participant with the next highest dollar amount of Matching Contributions and nondeductible contributions for the Plan Year. This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Matching Contributions and nondeductible contributions, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Subsection (1), equals the total Excess Aggregate Contributions.

(2) If the total amount distributed under paragraph (1) is less than the total Excess Aggregate Contributions, the procedure in Paragraph (1) shall be repeated until the total dollar amount of Matching Contributions and nondeductible contributions distributed is equal to the total Excess Aggregate Contributions attributable to Highly Compensated Eligible Participants.

If a distribution of the total Excess Aggregate Contributions is made in accordance with Paragraphs (1) and (2) of this Section 6(c), the limitations in Section 5 of this Appendix C shall be treated as being met regardless of whether the actual contribution percentage, if recalculated after such distributions, would have satisfied the requirements of Section 5.

SECTION 7

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if a Highly Compensated Eligible Participant is a participant in any other plan of the Plan Sponsor or any Affiliate which includes Matching Contributions, deferrals wider a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions, any contributions made by or on behalf of the Participant to the other plan shall be allocated with the same class of contributions under the Plan for purposes of determining the “actual deferral percentage” and “contribution percentage” under the Plan; provided, however, contributions that are made under an “employee stock ownership plan” (within the meaning of Code Section 4975(e)(7)) shall not be combined with contributions under any plan which is not an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)).

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if the Plan and any other plans which include Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions are considered as one plan for purposes of Code Section 401(a)(4) and 410(b)(1), any contributions under the other plans shall be allocated with the same class of contributions under the Plan for purposes of determining the “contribution percentage” and “actual deferral percentage” under the Plan; provided, however, contributions that are made under an “employee stock ownership plan” (within the meaning of Code Section 4975(e)(7)) shall not be combined with contributions under any plan which is not an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)).

SECTION 8

Notwithstanding any other provision in this Appendix C to the contrary, to the extent otherwise applicable, the limitations expressed in this Appendix C shall not apply with respect to those Plan Years in which the Plan satisfies the requirements of Code Sections 40l(m)(11) and/or 40l(k)(12).

(a) Effective as of January 1, 2003, the Employer has elected to contribute those Matching Contributions described in Plan Section 3.3. Such Matching Contributions shall constitute “ADP Safe Harbor Contributions,” and shall be one hundred percent (100%) vested at all times. As a result of electing to make the ADP Safe Harbor Contributions, the Actual Deferral Percentage Test of this Appendix C shall not apply to this Plan.

(b) If the Employer makes Matching Contributions that are in addition to the contribution under Section 3.3 or if a Participant makes After-Tax Participant Contributions, such additional Matching Contributions (but not the Matching Contribution under Section 3.3) or such After-Tax Participant Contributions shall be subject to the Actual Contribution Percentage Test of this Appendix C.

(c) The Employer shall provide a written notice to each Participant (and each individual reasonably expected to become a Participant) within the Notice Period, describing the Participant’s rights and obligations under the Plan with regard to the ADP Safe Harbor Contributions. Such notice shall be written in a manner calculated to be understood by the average Participant.

(d) The “Notice Period” shall be a reasonable period prior to the first day of each Plan Year, or for Employees who become eligible to participate in the Plan during the Plan Year, a reasonable time prior to the Employee’s expected Entry Date. For this purpose, a ‘reasonable period’ shall be at least thirty but not more than ninety days before the beginning of the Plan Year (or, in the case of a newly eligible Employee, such period before such individual’s Entry Date). Notwithstanding the foregoing, the Notice Period may be any other period permitted by the Secretary of the Treasury and/or the Internal Revenue Service in guidance issued by the Secretary or the Service.

(e) The ADP Safe Harbor Contributions shall be deposited in the Trust as outlined in Section 4 above and shall be allocated to the Participants’ Personal Savings Account Matching Accounts as described in Section 4.

APPENDIX D

MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1

GENERAL RULES

(a) Effective Date and Precedence. Effective as of January 1, 2003, the provisions of this Appendix D will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this Appendix D will take precedence over any inconsistent provisions of the Plan.

(b) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(c) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

SECTION 2

TIME AND MANNER OF DISTRIBUTION

(a) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) The Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b), other than Section 2(b)(l) of this Appendix D, will apply as if the surviving spouse were the Participant.

For purposes of this Section 2(b) and Section 4 of this Appendix D, unless Section 2(b)(4) of this Appendix D applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2(b) of this Appendix D applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 of this Appendix D. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations issued thereunder.

SECTION 3

REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME

(a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.40l(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

SECTION 4

REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH

(a) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i) The Participants remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4(a).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2(b)( I) of this Appendix D, this Section (b) will apply as if the surviving spouse were the Participant.

SECTION 5

DEFINITIONS

As used in this Appendix D, the following words and phrases shall have the meaning set forth below:

(a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.10 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d) Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Dare. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(e) Required Beginning Date. The date specified in Section 11.3(c) of the Plan.

FIRST AMENDMENT TO THE

AVON PERSONAL SAVINGS ACCOUNT PLAN

THIS FIRST AMENDMENT is made as of this 30th day of November, 2003, by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).

INTRODUCTION

The Company maintains the Avon Personal Savings Account Plan (the “Plan”) which was last amended and restated by an indenture dated December 28, 2002 and generally effective January 1, 2002. The Company now desires to amend the Plan to provide for increased eligibility for those employees of Avon employed at an Avon Express Center and to provide that a Participant may withdraw amounts from the Participant’s Stock Grant Program Account on or after January 1, 2003.

AMENDMENT

NOW, THEREFORE, the Company does hereby amend the Plan as follows:

1. Effective May 1, 2002, by adding the following to the end of Plan Section 2.l(a)(2):

“Notwithstanding the foregoing, any Eligible Employee who is a Full-Time Regular Employee who is employed at (A) either the Miami, Florida or Los Angeles, California Avon Express Center locations on or after May 1, 2002; or (B) any other Avon Express Center location on or after March 1, 2013, shall become a Participant as of the date and in the manner described in Section 2.1(a)(l) above.”

2. Effective January 1, 2003, by deleting Section 3.1(c) and by substituting therefor the following:

“(c) Catch-Up Contributions. Effective October 1, 2002, a Participant who is eligible to contribute Deferral Amounts to the Plan and who has attained age 50 on or before the last day of the Plan Year shall be eligible to elect to have a portion of his Annual Compensation otherwise payable to him for the Plan Year contributed by the Plan Sponsor to the Fund on his behalf as catch-up contributions in accordance with and subject to the limitations of, Code Section 414(v). Contributions made pursuant to this Section 3.1(c) shall not be taken into account for purposes of implementing the limitations set forth in Section 3.1(b) and Appendix A hereto (and, prior to January 1, 2003, Section 3.1(a)). The Plan shall not be treated as failing to satisfy the provisions of Appendix B, Appendix C or Code Section 410(b), as applicable, by reason of the making of the catch-up contributions as described in this Section 3.1(c).”

3. Effective January 1, 2003, by deleting the existing clause (5) of Section 7.1(a), Level 2, and by substituting therefor the following:

“(5) the vested portion of the current balance in the Eligible Participant’s Pre-1992 Company Matching Account, Post-1991 Matching Account and Stock Grant Program Account provided that an Eligible Employee who has participated in the Plan for less than five years from the date of the first Participant Contribution may not withdraw matching contributions that have been in the Plan for less than two years.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

AVON PRODUCTS, INC.

By:	/s/ Andrea Jung

Title:

2

SECOND AMENDMENT TO THE

AVON PERSONAL SAVINGS ACCOUNT PLAN

THIS SECOND AMENDMENT is made to the Avon Personal Savings Account Plan by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).

INTRODUCTION

The Company maintains the Avon Personal Savings Account Plan (the “Plan”). The Company now desires to amend the Plan to enable the Company to deduct dividends on Company common stock held in participant pre-tax and after-tax contribution accounts under the Plan. Such amendment will be effective as of the first record date for such dividends after the date the amendment is adopted.

AMENDMENT

NOW, THEREFORE, the Company does hereby amend the Plan as follows:

1. Effective as of November 1, 2003 (the “Second Amendment Effective Date”), Section 1.1(k) is amended by deleting the words “under the ESOP” in the first sentence.

2. Effective as of the Second Amendment Effective Date, Section 1.28 is amended as follows:

1.28 “ESOP” means the stock bonus plan set forth in the Plan which is an employee stock ownership plan as defined in the Code Section 4975(e)(7) and the regulation promulgated thereunder. The ESOP shall consist of all Company Stock Subaccounts, the Unallocated Company Contribution Account and the Loan Suspense Account.

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the date set forth below.

AVON PRODUCTS, INC.

Dated:	January 26, 2005	By:	Gilbert L. Klemann, II, Esq.

		Title:	Sr. VP and General Counsel

THIRD AMENDMENT TO THE

AVON PERSONAL SAVINGS ACCOUNT PLAN

THIS THIRD AMENDMENT is made to the Avon Personal Savings Account Plan by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).

INTRODUCTION

The Company maintains the Avon Personal Savings Account Plan (the “Plan”) which has been amended from time to time. The Company now desires to amend the Plan to suspend matching contributions for the period beginning February 25, 2005 and ending December 31, 2005. Such amendment will be effective as of February 25, 2005.

AMENDMENT

NOW, THEREFORE, the Company does hereby amend the Plan as follows:

Effective as of February 25, 2005, Section 3.3 is amended by adding new subsection (c) thereto as follows:

(c) Notwithstanding any other provision of the Plan to the contrary, the Plan Sponsor will not make contributions to the Fund pursuant to this Section 3.3 with respect to any Basic Contributions made for the period beginning February 25, 2005 and ending December 31, 2005.

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Third Amendment.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on the date set forth below.

AVON PRODUCTS, INC.

Dated:	January 26, 2005	By:	Gilbert L. Klemann, II, Esq.

		Title:	Sr. VP and General Counsel

FOURTH AMENDMENT TO THE

AVON PERSONAL SAVINGS ACCOUNT PLAN

THIS FOURTH AMENDMENT is made to the Avon Personal Savings Account Plan by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).

INTRODUCTION

The Company maintains the Avon Personal Savings Account Plan (the “Plan”) which has been amended front tune to time. The Company now desires to amend the Plan to reduce the mandatory cash-out threshold to $1,000 from $5,000 for distributions made on and after March 28, 2005. Such amendment will be effective as of March 28, 2005:

AMENDMENT

NOW THEREFORE, the Company does hereby amend the Plan effective for distributions made on and after March 28, 2005 as follows:

1. Section 8.3 is amended in its entirety to read as follow:

“8.3 Payment of Benefit. Subject to Plan 11.3, a Participant’s Account shall be paid to him, or in the event of his death to his Beneficiary. In the case of a Participant:

(a) who has a vested Account of $1,000 or less, as soon as practicable after the later of the date he ceases to be an Employee or the date he ceases to receive severance payments from the Plan Sponsor, if any; and

(b) who has a vested Account greater than $1,000, as soon as practicable following the date the Participant’s election is processed pursuant to the administrative procedures adopted by the Plan Administrator following the Participant’s Termination of Employment but in no event later than 60 days following the end of the Plan Year in which the Participant attains Normal Retirement Age, unless the Participant has elected in writing for payments to begin at a later date.”

2. The second sentence of Section 8.4 is amended in its entirety to read as follow:

“A Participant with a vested Account greater than $1,000, may instead elect, at the time and in the manner prescribed by the Plan Administrator, to receive payment of his vested Account in the form of quarterly installments over a period of not less than 10 years and not greater than 15 years.”

3. Section 8.5 is amended in its entirety to read as follow:

“8.5 Consent. Except as otherwise provided herein, payment of the Participant’s Account shall be made as soon as administratively feasible after the Participant terminates employment; provided, however, if the Participant’s Accounts exceeds $1,000, it will not be distributed before the 60th day of the year following the year in which the Participant reached Normal Retirement Age, unless the Participant elected to receive an earlier distribution or to defer distribution pursuant to Section 8.3(b).”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Fourth Amendment.

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed on the date set forth below.

AVON PRODUCTS, INC.

Dated:	March 17, 2005	By:	Andrea Jung

		Title:	Chairman & CEO